Filed Pursuant to Rule 424(b)(2)
Registration No. 333-194431

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement filed with the Securities and Exchange Commission, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein, and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 17, 2014)

Weatherford International Ltd.

$

    % Mandatory Exchangeable Subordinated Notes due 2018

Guaranteed on an unsecured basis by Weatherford International plc

Exchangeable for ordinary shares of Weatherford International plc

Weatherford International Ltd., a Bermuda exempted company, which, except as otherwise provided herein, we refer to as Weatherford Bermuda, is offering $         million principal amount of its     % Mandatory Exchangeable Subordinated Notes due 2018 (the “notes”). The notes will bear cash interest from September     , 2015 at an annual rate of     %, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2016, subject to our right to defer interest payments as described herein.

On October 15, 2018, which we refer to as the stated maturity date, each note, unless previously exchanged, will be automatically exchanged into ordinary shares of our parent company, Weatherford International plc, an Irish public limited company (the “ordinary shares”), which, except as otherwise provided herein, we refer to as Weatherford, at an exchange rate of not less than             ordinary shares per $25 principal amount of notes (equivalent to an initial exchange price of $         per ordinary share) and not more than              ordinary shares per $25 principal amount of notes (equivalent to an initial exchange price of $         per ordinary share), depending on the applicable market value of the ordinary shares as described herein, subject in each case to adjustment. At any time prior to the close of business on the stated maturity date, holders may exchange the notes, in whole or in part, into ordinary shares initially at the exchange rate of              ordinary shares per $25 principal amount of notes (equivalent to an initial exchange price of $         per ordinary share), subject to adjustment. We will deliver cash in lieu of any fractional ordinary shares issuable upon exchange.

The notes may not be redeemed by Weatherford Bermuda at its option. If Weatherford Bermuda undergoes a fundamental change, holders may exchange the notes into ordinary shares at the fundamental change exchange rate plus the interest make-whole amount as described herein. In addition, in the event of certain tax law changes, we may exchange all notes into ordinary shares at the fundamental change exchange rate plus the interest make-whole amount as described herein.

The notes will be unsecured, subordinated obligations of Weatherford Bermuda. The notes will be fully and unconditionally guaranteed on an unsecured, subordinated basis by Weatherford. Your right to payment under the notes and the guarantee will be junior to the rights of the holders of Weatherford Bermuda’s and Weatherford’s existing and future senior indebtedness, as applicable. Your right to payment under the notes and the guarantee is also structurally subordinated to holders of indebtedness of our subsidiaries. In the event of acceleration of the notes following an event of default, including in connection with certain bankruptcy events, the notes will automatically be exchanged into ordinary shares if permitted by law, and to that extent will cease to represent a debt claim against Weatherford’s or Weatherford Bermuda’s assets.

We have granted the underwriters an option to purchase, on the same terms and conditions as set forth below, up to an additional $         million aggregate principal amount of notes within 30 days from the date of this prospectus supplement, solely to cover over-allotments.

The ordinary shares are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “WFT.” On September 18, 2015, the last reported sale price of the ordinary shares on the NYSE was $10.12 per share. We will apply to list the notes on the NYSE as promptly as practicable following the offering.

Concurrently with this offering of notes, under a separate prospectus supplement, Weatherford is offering             ordinary shares (or              ordinary shares if the underwriters in that offering exercise in full their option to purchase additional ordinary shares with respect to that offering). We cannot give any assurance that the concurrent ordinary share offering will be completed. This offering is not contingent on the completion of the ordinary share offering or any potential acquisition, and the ordinary share offering is not contingent on the completion of this offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy such ordinary shares. For more information, see “Prospectus Supplement Summary—About the Ordinary Share Offering” in this prospectus supplement.

Investing in the notes involves risks. Before buying our notes, you should read the discussion of material risks described in “Risk Factors” beginning on page S-7 of this prospectus supplement for more information.

	Per Note	Total
Public Offering Price (1)	$	$
Underwriting Discount (1)	$	$
Proceeds to us (before expenses)	$	$

(1)	Plus accrued interest from September , 2015, if settlement occurs after that date. Please read “Underwriting (Conflicts of Interest)” for a description of all underwriting compensation payable in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, this document is not intended to be and is not a prospectus for the purposes of the Companies Act 2014 of Ireland (the “Irish Companies Act”), the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland, and the Central Bank of Ireland has not approved this document.

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities (which includes the notes) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities (which includes the notes) of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes, other than “Equity Securities” (which the notes are not) of such company. In granting the general permission, the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The underwriters expect to deliver the notes to purchasers on or about September     , 2015 through the facilities of The Depository Trust Company.

Citigroup	Wells Fargo Securities

Prospectus Supplement dated September     , 2015

Prospectus Supplement

Prospectus

You should rely solely on the information contained in this prospectus supplement, the accompanying prospectus, or in any related free writing prospectus issued by us and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related issuer free writing prospectus, or any document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find Additional Information.”

NOTICE TO INVESTORS

This document is not a prospectus within the meaning of the Irish Companies Act, the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 23 of the Irish Companies Act) or the Prospectus Directive (2003/71/EC) (as amended). This document has not been approved or reviewed by or registered with the Central Bank of Ireland or any other competent authority or regulatory authority in the European Economic Area. This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Capital Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC). Weatherford is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the accompanying prospectus, including in the documents incorporated by reference herein and therein, contains various statements relating to future financial performance and results, including business trends and other statements that are not historical facts. These statements constitute “forward-looking statements” as defined in the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws. The following sets forth various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of these risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus supplement and the accompanying prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K (the “Form 10-K”) and the following:

•	the price volatility of oil, natural gas and natural gas liquids, including the impact of the recent and significant decline in the price of crude oil;

•	global political, economic and market conditions, political disturbances, war, terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	nonrealization of expected benefits from our acquisitions or business dispositions and our ability to execute such acquisitions and dispositions;

•	our ability to realize expected revenues and profitability levels from current and future contracts;

•

our ability to manage our workforce, supply chain and business processes, information technology systems and technological innovation and commercialization, including the impact of our 2015 cost reduction plans;

•	our high level of indebtedness;

•	increases in the prices and availability of our raw materials;

•	potential non-cash asset impairment charges for long-lived assets, goodwill, intangible assets or other assets;

•	changes to our effective tax rate;

•

potential charges arising out of the SEC’s and DOJ’s investigation into the circumstances surrounding the prior material weakness in our internal controls over financial reporting for income taxes and the restatements of our historical financial statements in 2011 and 2012;

•	nonrealization of potential earnouts associated with business dispositions;

•	downturns in our industry which could affect the carrying value of our goodwill;

S-iii

•	member-country quota compliance within Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	our ability to realize the expected benefits from our redomestication from Switzerland to Ireland and to maintain our Swiss tax residency;

•	failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to environmental and tax and accounting laws, rules and regulations; and

•	limited access to capital or significantly higher cost of capital related to liquidity or uncertainty in the domestic or international financial markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act. For additional information regarding risks and uncertainties, see our other filings with the SEC.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements of Weatherford International plc incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in Weatherford International plc’s Annual Report on Form 10-K for the year ended December 31, 2014 and similar sections in any subsequent Exchange Act reports that we incorporate by reference in this prospectus supplement and the accompanying prospectus for more information about important risks that you should consider before investing in the notes.

Overview

Weatherford International Ltd. is a Bermuda exempted company (“Weatherford Bermuda”) and wholly owned, indirect subsidiary of Weatherford International plc, an Irish public limited company (“Weatherford” and, together with its subsidiaries, including Weatherford Bermuda, the “Company,” “we,” “us” and “our”). Weatherford is a multinational oilfield service company and is one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world.

We principally provide equipment and services to the oil and natural gas exploration and production industry, both on land and offshore, through our product service line groups: (1) Formation Evaluation and Well Construction, (2) Completion and Production, and (3) Land Drilling Rigs, which together comprise a total of 14 service lines.

About the Ordinary Share Offering

Concurrently with this offering of notes, under a separate prospectus supplement, Weatherford is offering             ordinary shares (or             ordinary shares if the underwriters in that offering exercise in full their option to purchase additional ordinary shares with respect to that offering) (the “Ordinary Share Offering”).

The foregoing description and any other information regarding the Ordinary Share Offering is included herein solely for informational purposes. The Ordinary Share Offering is not part of the offering to which this prospectus supplement relates. The ordinary shares will be offered in a registered offering under the Securities Act by means of a separate prospectus supplement and accompanying prospectus. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities in such Ordinary Share Offering.

The amount and terms and conditions of the Ordinary Share Offering will be subject to market conditions. There can be no assurance that we will be able to complete the Ordinary Share Offering on terms and conditions acceptable to us. This offering is not contingent on the consummation of the Ordinary Share Offering or any potential acquisition, and the Ordinary Share Offering is not contingent upon completion of this offering.

We cannot assure you that Weatherford or Weatherford Bermuda will complete any potential acquisition, the Ordinary Share Offering or any of the other financing transactions on the terms contemplated by this prospectus supplement or at all.

Corporate Information

Our headquarters are located at Bahnhofstrasse 1, 6340 Baar, Switzerland and our telephone number at that location is +41.22.816.1500. We are incorporated in Ireland, however, we are a Swiss tax resident.

The Offering

The following summary contains basic information about the offering of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement.

Issuer	Weatherford International Ltd.

Notes offered	US$ in principal amount of % Mandatory Exchangeable Subordinated Notes due 2018 (the “notes”). We have also granted the underwriters an option, for a period of 30 days from the date of this prospectus supplement, to purchase up to an additional $ aggregate principal amount of notes, solely to cover over-allotments.

Guarantor	Weatherford International plc

Guarantee	The notes will be fully and unconditionally guaranteed on an unsecured, subordinated basis by Weatherford.

Initial offering price	$25 per note.

Principal amount	$25 per note.

Interest rate	% per year.

Interest payment dates	Interest will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2016.

Deferral of interest payments	We may elect to defer interest payments, in which case the deferred interest will accrue interest at the stated interest rate, as described under “Description of Notes—Deferral of Interest Payments.”

Stated maturity date	October 15, 2018, subject to postponement in limited circumstances.

No redemption	The notes may not be redeemed by Weatherford Bermuda at its option.

Mandatory exchange	On the stated maturity date, each note, unless previously exchanged, will be automatically exchanged into ordinary shares of our parent company, Weatherford, based on the respective exchange rates as described under “Description of Notes—Exchange of the Notes—Mandatory Exchange.” Upon any such exchange, holders will be entitled to all accrued and unpaid interest (including deferred interest) on such notes up to (but excluding) the stated maturity date.

Exchange rate at stated maturity	The exchange rate for the notes exchanged on the stated maturity date will not be more than ordinary shares per $25 principal amount of notes (the “maximum exchange rate”) and not less than ordinary shares per $25 principal amount of notes (the “minimum exchange rate”), subject in each case to certain anti-dilution adjustments, depending on the applicable market value of the ordinary shares as described herein. For this purpose, the applicable market value of the ordinary shares will be the average of the last reported sale prices of the ordinary shares over the 20 trading day period beginning on the 23rd scheduled trading day prior to October 15, 2018.

The following table illustrates the exchange rate per $25 principal amount of notes, subject to certain anti-dilution adjustments described in this prospectus supplement.

Applicable Market Value	Exchange Rate

Less than or equal to $

Between $ and $	$25 divided by the

Equal to or greater than $

Exchange at the option of the holder	Holders of the notes have the right to exchange their notes, in whole or in part, at any time prior to the stated maturity date, into ordinary shares at the minimum exchange rate of ordinary shares per $25 principal amount of notes, subject to adjustment as described under “Description of Notes—Exchange Rate Adjustments.” Upon any such exchange, holders will be entitled to all accrued and unpaid interest (including deferred interest) from the prior date on which interest was paid on the notes through the interest payment date immediately preceding the applicable exchange date. Such amounts will be payable in cash or ordinary shares at our option.

Exchange upon fundamental change

If a fundamental change (as defined under “Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change”) occurs prior to October 15, 2018, holders will be entitled to submit their notes for exchange at any time during the period (the “fundamental change exchange period”) beginning on the effective date of such fundamental change (the “fundamental change effective date”) and ending on the earlier of (a) the stated maturity date and (b) the date that is 20 days after the fundamental change effective date at the exchange rate (the “fundamental change exchange rate”) specified in the table set forth under “Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change.” In addition, for any notes that are exchanged during the applicable fundamental change exchange period, we will either increase the exchange rate or deliver cash in an amount equal to the fundamental change interest make-whole amount as described under “Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change—Fundamental Change Interest Make-Whole Payment.”

Exchange upon a change in tax law	If Weatherford Bermuda becomes obligated to pay additional amounts as a result of a change in tax law (as defined under “Description of Notes—Exchange of the Notes—Mandatory Exchange at Our Option upon a Change in Tax Law”), it may, at its option, cause all but not less than all of the notes to be exchanged into ordinary shares at the fundamental change exchange rate as described under “Description of Notes—Exchange of the Notes—Mandatory Exchange at Our Option upon a Change in Tax Law.” Upon any such exchange, we will also either increase the exchange rate or deliver cash in an amount equal to the interest make-whole amount as described under “Description of Notes—Exchange of the Notes—Mandatory Exchange at our Option upon a Change in Tax Law.”

Exchange upon acceleration of notes	If the notes are accelerated in connection with an event of default, then upon such acceleration, to the extent permitted by law, all outstanding notes will: (1) be exchanged automatically into ordinary shares at the maximum exchange rate, and (2) the holders of such notes will be entitled to a cash payment equal to the interest make-whole amount. See “Description of Notes—Exchange of the Notes—Automatic Exchange upon Acceleration of the Notes.”

Ranking	The notes and the guarantee will be Weatherford Bermuda’s and Weatherford’s unsecured, subordinated obligations. Your right to payment under the notes and the guarantee will be junior to the rights of the holders of Weatherford Bermuda’s and Weatherford’s existing and future senior indebtedness, as applicable. Your right to payment under the notes and the guarantee is also structurally subordinated to holders of indebtedness of our subsidiaries.

In the event of acceleration of the notes following an event of default, including in connection with certain bankruptcy events, the notes will automatically be exchanged into ordinary shares if permitted by law, and to that extent will cease to represent a debt claim against Weatherford’s or Weatherford Bermuda’s assets.

As of June 30, 2015, we had total consolidated indebtedness of $7.8 billion, substantially all of which was unsecured indebtedness of Weatherford Bermuda or its subsidiaries guaranteed by Weatherford and/or Weatherford Bermuda and to which the notes would have been contractually subordinated. See “Risk Factors—Risks Relating to the Notes—The notes and the guarantee are contractually subordinated to our unsecured indebtedness and if a default occurs Weatherford Bermuda and Weatherford may not have sufficient funds to fulfill the obligations under the notes and the guarantee.”

Additional amounts

All payments and deliveries made by or on behalf of Weatherford Bermuda, Weatherford, or any successor thereto, as applicable, will be made without withholding or deduction for taxes imposed by a relevant jurisdiction, unless such withholding or deduction is required by law. If any such withholding or deduction is required, Weatherford

Bermuda, Weatherford, or any successor thereto, as applicable, will, in certain cases and subject to certain exceptions, pay such additional amounts as may be necessary so that the net amount received by beneficial owners of the notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See “Description of Notes—Additional Amounts.”

Use of proceeds	We intend to use the net proceeds from this offering to pre-fund potential acquisitions and for general corporate purposes. Pending such use, we expect to use the net proceeds of this offering to temporarily reduce $ million of borrowings under our revolving credit facility and to repay borrowings under our commercial paper program. See “Use of Proceeds.”

Book-entry, delivery and form	The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Concurrent ordinary share offering	Concurrently with this offering of notes, under a separate prospectus supplement, Weatherford is offering ordinary shares (or ordinary shares if the underwriters in that offering exercise in full their over-allotment option to purchase additional ordinary shares with respect to that offering). The Ordinary Share Offering is not part of the offering to which this prospectus supplement relates. This offering is not contingent on the consummation of the Ordinary Share Offering or any potential acquisition, and the Ordinary Share Offering is not contingent upon completion of this offering.

Risk factors	Investing in our notes involves risks. Before deciding to invest in our notes, you should carefully read and consider the information set forth in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of this prospectus supplement and the “Risk Factors” section of the Form 10-K, and all other information set forth in, or incorporated by reference into, this prospectus supplement.

Listing and trading symbol	We will apply to list the notes on the NYSE as promptly as practicable following the offering. The ordinary shares are listed for trading on the NYSE under the symbol “WFT.”

Conflicts of interest	Affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are lenders under Weatherford’s revolving credit facility. To the extent we use proceeds from this offering to repay indebtedness under our revolving credit facility, such affiliates may receive proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.” In addition, affiliates of certain of the underwriters may hold notes under our commercial paper program.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option to purchase up to an additional $             million aggregate principal amount of notes in this offering or by the underwriters in the concurrent Ordinary Share Offering of their option to purchase additional ordinary shares.

RISK FACTORS

Investing in our notes involves a high degree of risk. Before deciding whether to purchase our notes, you should carefully consider the risks and uncertainties described below as well as those described under “Risk Factors” in the Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in, or incorporated by reference into, this prospectus. See “Incorporation by Reference.” If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Relating to the Notes

The notes have only limited debt holder’s rights.

Holder of notes will have only the limited rights described in this prospectus supplement and the accompanying prospectus. In particular, holders will not have the right to the repayment of the principal amount of the notes under any circumstances and instead, on the stated maturity date, each note will be automatically exchanged for the ordinary shares at the exchange rate described herein. Furthermore, upon acceleration of the notes, including in the event of Weatherford Bermuda’s or Weatherford’s bankruptcy or upon our failure to make interest payments on the notes, the notes will be automatically exchanged into ordinary shares and the payment of the interest make-whole amount (as defined in “Description of Notes—Exchange of the Notes”) to the extent permitted by law.

In such event, to the extent that the notes are exchanged into ordinary shares, holders of such ordinary shares will have claims against Weatherford’s assets only after all of Weatherford’s liabilities have been paid in full, and following the satisfaction of any claims of any of the preferred stock of Weatherford, if any. In addition, the notes will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than ordinary shares) of our subsidiaries held by third parties. The rights of holders of the notes to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and holders of preferred stock, if any.

The notes and the guarantee are contractually subordinated to our unsecured indebtedness and, if a default occurs, Weatherford Bermuda and Weatherford may not have sufficient funds to fulfill the obligations under the notes and the guarantee.

The notes and the guarantee will be Weatherford Bermuda’s and Weatherford’s unsecured obligations and will rank contractually junior in right of payment to any of our existing unsecured indebtedness. In the event of Weatherford Bermuda’s and Weatherford’s bankruptcy, liquidation, reorganization or other winding up, Weatherford Bermuda’s and Weatherford’s assets will be available to pay obligations on the notes and the guarantee only after all indebtedness under such unsecured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding or under the guarantee.

As of June 30, 2015, we had total consolidated indebtedness of $7.8 billion, substantially all of which was unsecured indebtedness of Weatherford Bermuda guaranteed by Weatherford and/or Weatherford Bermuda and to which the notes would have been contractually subordinated. After giving effect to the issuance of the notes, our total indebtedness would have been $             billion as of June 30, 2015, substantially all of which would have been unsecured indebtedness of Weatherford Bermuda or its subsidiaries guaranteed by Weatherford and/or Weatherford Bermuda.

The guarantee is Weatherford’s obligation only and Weatherford’s operations are conducted through, and substantially all of Weatherford’s consolidated assets are held by, its subsidiaries.

Weatherford is a holding company that conducts all of its operations through its subsidiaries. Accordingly, Weatherford’s ability to pay the cash obligations, if any, that become due under the guarantee will depend on the results of operations of its subsidiaries and upon the ability of such subsidiaries to provide Weatherford with cash, whether in the form of dividends, loans or otherwise, to pay amounts due under the guarantee. Weatherford’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments in respect of the guarantee or the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to Weatherford from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. As a result, Weatherford may not be able to pay the cash obligations, if any, that become due under the guarantee.

The guarantee of the notes by Weatherford may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency or under laws governing corporate authority.

Under U.S. federal and foreign bankruptcy laws and comparable provisions of state and foreign fraudulent transfer laws, the guarantee of the notes by Weatherford could be voided if, among other things, at the time Weatherford issued its guarantee, Weatherford:

•	intended to hinder, delay or defraud any present or future creditor by making such guarantee;

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it was generally not paying or could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not Weatherford was solvent at the relevant time. If the guarantee was legally challenged, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of Weatherford, the obligations of Weatherford were incurred for less than reasonably equivalent value or fair consideration. A court could thus void the obligations under the guarantee, subordinate them to Weatherford’s other indebtedness or take other action detrimental to the holders of the notes.

The guarantee of the notes by Weatherford may be subject to review under Irish law in certain circumstances, including the following:

•

Weatherford, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to Weatherford, a connected person) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of Weatherford, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when Weatherford was insolvent;

•

if Weatherford were wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on Weatherford, order a return of any payments made by Weatherford under the guarantee and declare that any ordinary shares issued thereunder are void;

•	if the guarantee is challenged on the grounds that there was no corporate benefit to Weatherford in entering into the guarantee; or

•

Weatherford having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of debts of Weatherford.

Under the laws of Ireland, a guarantee may only be issued where the entity issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee and accordingly a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of Weatherford has passed a resolution that the entry into the guarantee is in Weatherford’s best interests and for its corporate benefit. However, no assurance can be given that a court would agree with its conclusion in this regard. In addition, in an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors. If Weatherford becomes subject to an insolvency proceeding and Weatherford has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the notes, the holders of the notes may suffer losses as a result of their subordinated status during such insolvency proceeding.

If a court voided the guarantee or any payment under the guarantee of the notes as a result of a fraudulent transfer or held it unenforceable for any other reason, the rights of holders of the notes under the guarantee would be seriously undermined and such holders could cease to have any claim against Weatherford under its guarantee of the notes. In addition, if the guarantee is voided, we would be required to cash settle any exchanges of the notes unless a registration statement covering the ordinary shares deliverable upon exchange, if any, was effective. Weatherford Bermuda may not have sufficient resources to settle any such exchanges in cash since Weatherford Bermuda is a holding company with very limited assets (other than shares of its subsidiaries), revenue and cash flows. See “—Our holding company structure may impact our ability to meet our obligations under the notes.”

A substantial number of subsidiaries of Weatherford operate or are incorporated in jurisdictions other than Ireland and the United States and may be subject to the insolvency, bankruptcy and corporation laws of such other jurisdictions. The insolvency, bankruptcy and corporation laws of these jurisdictions may differ materially from those of Ireland and those of the United States. In addition, there can be no assurance as to how the insolvency, bankruptcy or corporation laws of the various jurisdictions in which Weatherford and its subsidiaries operate will be applied in relation to one another.

If Weatherford is unable to pay its debts, an examiner may be appointed under Irish law to oversee Weatherford’s operations.

If Weatherford is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee Weatherford’s operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. An examiner may be appointed even if Weatherford is not insolvent. If an examiner has been appointed to Weatherford or any of its subsidiaries, the examinership may be extended to Weatherford and any of its related companies, including Weatherford Bermuda, even if Weatherford Bermuda or Weatherford are not themselves insolvent. There can be no assurance that we would be exempt from an extension of the examinership.

If an examiner is appointed to Weatherford, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, Weatherford would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of Weatherford to make timely payments under its guarantee and holders may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the guarantee may be affected by the examiner’s exercise of his powers to, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.

Further, a scheme of arrangement may be approved involving the writing down of the debt due by Weatherford to the holders of the notes irrespective of their views. In the event that a scheme of arrangement is not approved and Weatherford subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of Weatherford and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by Weatherford to the holders of the notes.

Furthermore, a court may order that an examiner shall have any of the powers a liquidator appointed by court would have, which could include the power to apply to have transactions set aside under section 604 or section 557 of the Irish Companies Act. We cannot be certain that, in the event of Weatherford becoming insolvent, the guarantee of the notes or any payment by it pursuant to such guarantee will not be challenged by a liquidator or examiner or that a court would uphold such guarantee or payment.

Servicing our indebtedness requires a significant amount of cash, and we may not have sufficient cash flow from our business to service or repay this indebtedness.

Our ability to make scheduled payments of the principal and to pay interest on or to refinance our indebtedness, depends on our future performance and results of operations which are subject to economic, financial, competitive, legislative, regulatory and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and the indebtedness of Weatherford and its other subsidiaries and make necessary capital expenditures. If Weatherford and its subsidiaries are unable to generate such cash flow, Weatherford and its subsidiaries may be required to adopt one or more alternatives, such as selling assets, restructuring debt, reducing or delaying capital expenditures or obtaining additional equity capital of Weatherford on terms that may be onerous or highly dilutive. The ability to refinance the indebtedness of Weatherford and its subsidiaries will depend on the capital markets and the financial condition of Weatherford and its subsidiaries at such time. Weatherford and its subsidiaries may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations or the debt obligations of Weatherford and its other subsidiaries.

Our holding company structure may impact our ability to meet our obligations under the notes.

Weatherford Bermuda is a holding company subsidiary of Weatherford with no material assets (other than shares of its subsidiaries), operations, revenues or cash flows other than those related to the issuance, administration and repayment of debt, including the notes being offered hereby. As a result, Weatherford Bermuda’s ability to meet its obligations under the notes is dependent on the generation of cash flow by its subsidiaries and their ability to make such cash available to it, by dividend, loan, debt repayment or otherwise. Weatherford Bermuda’s subsidiaries do not have any obligation to make funds available to it to repay its indebtedness or pay dividends. Dividends from subsidiaries that are not wholly owned are shared with other equity owners. In addition, cash at Weatherford Bermuda’s international operations is also subject to foreign withholding taxes upon repatriation.

In addition, Weatherford Bermuda’s subsidiaries may not be able to, or be permitted to, make distributions to enable it to repay its indebtedness or pay dividends. Each of Weatherford Bermuda’s subsidiaries is a distinct legal entity and, under certain circumstances, legal restrictions, as well as the financial condition and operating requirements of its subsidiaries, may limit its ability to obtain cash from its subsidiaries. Weatherford Bermuda’s rights to participate in any distribution of its subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors.

There may be future sales or other dilution of the equity of Weatherford, which may adversely affect the market price of the ordinary shares and the value of the notes.

Except as described under the heading “Underwriting (Conflicts of Interest),” Weatherford is not restricted from issuing additional ordinary shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares. The issuance of additional ordinary shares will dilute the ownership interest of existing shareholders.

Sales of a substantial number of ordinary shares or other equity-related securities in the public market could depress the market price of the notes, the ordinary shares, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of the ordinary shares or other equity-related securities would have on the market price of the ordinary shares or the value of the notes. The price of the ordinary shares could be affected by possible sales of the ordinary shares by investors who view the notes as a more attractive means of equity participation in Weatherford and by hedging or arbitrage trading activity. The hedging or arbitrage could, in turn, affect the market price of the notes.

The market price of the notes is expected to be significantly affected by the market price of the ordinary shares, which may be volatile and will be affected by factors beyond our control.

We expect that the market price of the notes will be significantly affected by the market price of the ordinary shares. This may result in greater volatility in the market price of the notes than would be expected for nonexchangeable debt securities. The market price of the ordinary shares will likely continue to fluctuate in response to the factors discussed elsewhere in “Risk Factors,” including under the subheading, “—Risks Relating to the Ordinary Shares,” and in “Cautionary Statement Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

Purchasers of the notes may not realize any or all of the benefit of an increase in the market price of the ordinary shares.

The market value of the ordinary shares that you will receive upon mandatory exchange of the notes on the stated maturity date will exceed $             per note, the principal amount per such note, only if the applicable market value, which is the average of the closing prices of the ordinary shares over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory exchange date, equals or exceeds the threshold appreciation price of $            . The threshold appreciation price for the notes represents an appreciation of approximately     % over the initial price. This means that the opportunity for equity appreciation provided by an investment in the notes is more limited than that provided by a direct investment in the ordinary shares.

If the applicable market value of the ordinary shares exceeds the initial price but is less than the threshold appreciation price, a holder of the notes will realize no equity appreciation on the ordinary shares. Furthermore, if the applicable market value of the ordinary shares exceeds the threshold appreciation price, the value of the ordinary shares received upon exchange will be approximately     % of the value of the ordinary shares that could have been purchased with $25 at the time of this offering.

You will bear the full risk of a decline in the market price of the ordinary shares.

The number of ordinary shares that you will receive upon exchange at maturity is not fixed, but instead will depend on the applicable market value of the ordinary shares (or, in the event you elect to exchange your notes in connection with a fundamental change, will depend on the share price (as described under “Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change”)). If you elect to exchange prior to maturity, you will receive a fixed number of ordinary shares equal to the minimum exchange rate. The aggregate market value of the ordinary shares you receive upon exchange may be less than the principal amount of your notes. Specifically, if the applicable market value of the ordinary shares is less than $            , which is the initial price, the market value of each share of the ordinary shares you receive upon mandatory exchange will be less than $            , and your investment in the notes will result in a loss. Accordingly, you will bear the full risk of a decline in the market price of the ordinary shares. Any such decline could be substantial.

The exchange rates for notes may not be adjusted for all dilutive events.

The fixed exchange rates of the notes are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on the ordinary shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Exchange Rate Adjustments.” Such exchange rates will not be adjusted, however, for other events, such as a third-party tender or exchange offer or an issuance of ordinary shares for cash that may adversely affect the trading price of the notes or the ordinary shares. In addition, an event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to such exchange rates.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, an exchangeable arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the ordinary shares underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this type of strategy by entering into swaps on ordinary shares in lieu of or in addition to short selling ordinary shares.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including ordinary shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of ordinary shares, borrow ordinary shares or enter into swaps on ordinary shares could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of ordinary shares could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of ordinary shares could fluctuate significantly for many reasons, including in response to the risks described in this section and elsewhere in this prospectus supplement, or for reasons unrelated to Weatherford’s consolidated operations, such as reports by industry analysts, investor perceptions, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of ordinary shares would likely adversely impact the trading price of the notes. The market price of ordinary shares could also be affected by possible sales of ordinary shares by investors who view the notes as a more attractive means of equity participation in Weatherford and by hedging or arbitrage trading activity that we expect to develop involving ordinary shares. This trading activity could, in turn, affect the trading price of the notes.

Weatherford’s credit ratings may not reflect all risks of your investment in the notes.

Weatherford’s credit ratings are an assessment by rating agencies of its ability to pay its debts when due. Consequently, real or anticipated changes in Weatherford’s credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Holders of notes will not be entitled to any rights with respect to ordinary shares, but they will be subject to all changes made with respect to them to the extent our exchange obligation includes ordinary shares.

Holders of notes will not be entitled to any rights with respect to ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on ordinary shares) prior to the exchange date relating to such notes, but holders of notes will be subject to all changes affecting ordinary shares. Instead, holders will be entitled to rights on such ordinary shares only from the date on which such holders are deemed to be record holders of such ordinary shares. For example, if an amendment is proposed to Weatherford’s memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the exchange date related to a holder’s exchange of its notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting ordinary shares.

The notes are not protected by financially restrictive covenants.

The indenture governing the notes does not contain any financial covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by Weatherford Bermuda, Weatherford or Weatherford Bermuda’s and Weatherford’s respective subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving Weatherford Bermuda, Weatherford or Weatherford Bermuda’s and Weatherford’s respective subsidiaries except to the extent described under “Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change,” “Description of Notes—Exchange Rate Adjustments” and “Description of Notes—Consolidation, Merger, Amalgamation and Sale of Assets.”

Some significant restructuring transactions and significant changes in the composition of the board of Weatherford may not constitute a fundamental change.

Upon the occurrence of a fundamental change relating to Weatherford, holders may exchange the notes into ordinary shares at the fundamental change exchange rate plus the interest make-whole amount as described under

“Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change.” However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us or Weatherford may not constitute a fundamental change. In the event of any such transaction, the holders would not have the right to exchange the notes at the fundamental change exchange rate plus the interest make-whole amount, even though each of these transactions could increase the amount of indebtedness of Weatherford and its subsidiaries, including us, or otherwise adversely affect our or Weatherford’s capital structure or any credit ratings, thereby adversely affecting the holders of notes.

In addition, significant changes in the composition of Weatherford’s board will not give holders any entitlement to the fundamental change exchange rate plus an increase in the exchange rate upon exchange unless they constitute a fundamental change as described under “Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change—Fundamental Change Exchange Rate.”

The change in the exchange rate and interest make-whole for notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a fundamental change occurs prior to the stated maturity date, under certain circumstances, we will provide for a special fundamental change exchange rate for notes exchanged in connection with such fundamental change. Such exchange rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per ordinary share in such transaction as described below under “Description of Notes—Exchange of the Notes—Exchange upon Fundamental Change—Fundamental Change Exchange Rate.” The fundamental change exchange rate and the interest make-whole amount paid in cash or in ordinary shares in connection with an exchange upon fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, however, we will apply to list the notes on the NYSE as promptly as practicable following the offering although we can give no assurances that such application will be approved. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, by any credit ratings assigned to the notes or by any downgrade or withdrawal of such credit ratings or the credit ratings of Weatherford, by changes in our financial performance or prospects or in the prospects for companies in our industry generally and by changes in the interest rate environment. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

The U.S. tax treatment of the notes could differ from what we expect in ways that could adversely affect us and our U.S. investors.

As described in more detail under “Material United States Federal Income Tax Considerations” below, we believe it is reasonable to treat the purchase, ownership and exchange of the notes as producing U.S. federal income tax consequences that are comparable to a prepaid forward purchase of an equity interest in the ordinary shares. Except where specifically indicated otherwise, the discussion under “Material United States Federal Income Tax Considerations” assumes such treatment. The applicable law is undeveloped and ambiguous and, therefore, the U.S. Internal Revenue Service (the “IRS”), could assert that the notes should be treated differently for U.S. federal income tax purposes. For example, the IRS might seek to treat the notes as an equity interest in

Weatherford Bermuda or Weatherford. There are also other possible characterizations of the notes. Any such alternative characterization of the notes could affect the timing and character of income, gain and loss recognized by a U.S. investor. Such treatment could result in adverse tax consequences and thus could adversely affect the value of the notes.

In addition, the notes may be counted for purposes of determining the ownership of Weatherford by a U.S. investor. If a U.S. investor holds (or is deemed to hold) 10% or more of the equity of Weatherford, directly, indirectly, constructively or by attribution, there could be other adverse consequences as further described in “—Risks Relating to the Ordinary Shares—U.S. persons that own, or are deemed to own, 10% or more of our shares may be subject to U.S. federal income taxation under the CFC rules and may also subject us to increased taxation. The potential for shareholders to be taxed under the CFC rules may impact demand for our shares.” U.S. investors are urged to consult their own tax advisors regarding possible alternative characterizations of the notes and the resulting tax consequences.

Interest payments in relation to the mandatory exchangeable notes could be subject to Swiss withholding tax.

A mandatory exchangeable note issued by a non-Swiss subsidiary of a Swiss tax resident company, for which such Swiss tax resident company, in the case at hand Weatherford, grants a downstream guarantee, will qualify as a Swiss bond for Swiss tax purposes if there is a harmful flow back of the funds to Switzerland (either to the guarantee issuing company or any other related Swiss tax resident company). In such case, the interest payments to the note holders will become subject to Swiss withholding tax of 35%. We have obtained an advance ruling from the relevant Swiss tax authorities confirming that, based upon the intended use of proceeds and other Swiss attributes, there should not be a harmful flow back of the funds to Switzerland, and as such, the notes should not constitute Swiss bonds or bond like instruments subject to Swiss withholding tax. In the unlikely case the notes would nevertheless be subject to Swiss withholding tax, and subject to certain exceptions, we will pay additional amounts such that the note holders receive the agreed interest payment without reduction for any Swiss withholding tax.

A transfer of notes may be subject to Swiss stamp taxes.

In certain circumstances, the transfer of the notes subsequent to initial issuance may be subject to Swiss stamp taxes irrespective of the place of residency of the purchaser or seller if (i) the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act, and (ii) no exemption applies in the specific case. The applicable stamp tax rate would be 0.15% for each of the two parties to a transaction provided that no (partial) exemption applies and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no Swiss stamp tax will be due.

Risks Relating to the Ordinary Shares

The price of our ordinary shares may be volatile.

The trading price of the ordinary shares has historically fluctuated significantly. For example, since the beginning of 2014, the high sale price per ordinary share on the NYSE was $24.88 and the low sale price per share was $7.21, and on September 18, 2015, the last reported sale price of the ordinary shares on the NYSE was $10.12 per share. The price of the ordinary shares could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in this risk factors section, as well as:

•	actual or anticipated fluctuations in operating results;

•	declines in the market prices of oil and natural gas;

•	changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	actions of our current stockholders, including sales of ordinary shares by our directors and executive officers;

•	the arrival or departure of key personnel;

•	our, or a competitor’s, announcement of new products, services or innovations; and

•	the operating and stock price performance of other comparable companies.

General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our ordinary shares. For these reasons, investors should not rely on recent trends to predict future prices of our ordinary shares or financial results.

Irish law differs from the laws in effect in the United States and may afford less protection to holders of ordinary shares.

It may not be possible to enforce court judgments obtained in the United States against Weatherford in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against Weatherford or its directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against Weatherford or those persons based on those laws. Weatherford has been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

As an Irish company, Weatherford is governed by the Irish Companies Act, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of ordinary shares may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

Weatherford has never declared or paid cash dividends on its share capital and it does not expect to pay any cash dividends in the near future.

Weatherford has never declared or paid cash dividends on its share capital and does not expect to pay any cash dividends in the near future. If Weatherford proposes to pay dividends in the future, it must do so in accordance with Irish law, which provides that distributions including dividend payments, share repurchases and redemptions be funded from “distributable reserves.” See “Description of Weatherford’s Ordinary Shares—Dividends.” Any future determination as to the payment of dividends will, subject to Irish legal requirements, be at the sole discretion of Weatherford’s board of directors and will depend on Weatherford’s consolidated financial condition, results of operations, capital requirements, compliance with existing and future borrowing arrangements, and other factors Weatherford’s board of directors deems relevant. Accordingly, holders of ordinary shares must rely on increases in the trading price of their shares for returns on their investment in the foreseeable future.

A transfer of ordinary shares may be subject to Irish stamp duty.

In certain circumstances, the transfer of shares in an Irish incorporated company will be subject to Irish stamp duty, which is a legal obligation of the buyer. This duty is currently charged at the rate of 1.0% of the price paid or the market value of the shares acquired, if higher. Because Weatherford’s ordinary shares are traded on a recognized stock exchange in the United States, an exemption from this stamp duty is available to transfers by shareholders who hold ordinary shares beneficially through brokers which in turn hold those shares through The Depository Trust Company (“DTC”) to holders who also hold through DTC. However, a transfer by or to a record holder who holds ordinary shares directly in his, her or its own name could be subject to this stamp duty. Weatherford, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permit, may, or may provide that a subsidiary of Weatherford will, pay Irish stamp duty arising on a transfer of ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by Weatherford or any of its subsidiaries on behalf of the transferee, then in those circumstances, Weatherford will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (iii) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by Weatherford or its subsidiary for the amount of stamp duty paid. Weatherford’s lien shall extend to all dividends paid on those ordinary shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in Weatherford’s shares has been paid unless one or both of such parties is otherwise notified by Weatherford.

A transfer of ordinary shares may be subject to Swiss stamp taxes.

In certain circumstances, the transfer of shares in an Irish incorporated, but Swiss tax resident company, will be subject to Swiss stamp taxes irrespective of the place of residency of the purchaser or seller if (i) the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act, and (ii) no exemption applies in the specific case. The applicable stamp tax rate would be 0.15% for each of the two parties to a transaction provided that no (partial) exemption applies and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no Swiss stamp tax will be due.

Dividends paid by Weatherford may be subject to Swiss dividend withholding tax.

In certain circumstances, as a Swiss tax resident company, Weatherford will be required to deduct Swiss dividend withholding tax (currently at the rate of 35%) from dividends paid to Weatherford’s shareholders. Such Swiss withholding tax is due regardless of the place of residency of the shareholder. Shareholders that are resident in the United States, EU countries and other countries with which Switzerland has signed a tax treaty may be entitled to a partial or full refund of the Swiss withholding tax. Swiss withholding tax could adversely affect the price of ordinary shares and the value of the notes.

Future issuances of equity or equity-linked securities by us may cause the market price of ordinary shares to fall.

As of September 15, 2015, Weatherford had 776,885,410 ordinary shares issued and outstanding. As of September 15, 2015, 4,456,520 ordinary shares were authorized for issuance upon exercise of stock options (of which 2,989,310 were exercisable), 8,818,456 ordinary shares were authorized for issuance upon the vesting of restricted stock units and 2,857,025 ordinary shares were authorized for issuance upon the vesting of performance share units. The issuance of the notes offered hereby, the ordinary shares offered pursuant to the Ordinary Shares Offering, and the sale of additional shares that may become eligible for sale in the public market from time to time could have the effect of depressing the market price for our ordinary shares.

U.S. persons that own, or are deemed to own, 10% or more of our shares may be subject to U.S. federal income taxation under the CFC rules and may also subject us to increased taxation. The potential for shareholders to be taxed under the CFC rules may impact demand for our shares.

Currently, certain of our subsidiary corporations are not considered controlled foreign corporations (“CFCs”) because they are less than 50% owned by our U.S. group of subsidiaries and other 10% or greater U.S. shareholders. However, there is a risk that if a U.S. shareholder holds 10% or more of our shares, directly, indirectly, constructively or by attribution, that some of our subsidiaries could be classified as CFCs for U.S. federal income tax purposes. If one or more of our subsidiaries is classified as a CFC, we and any shareholder that is a U.S. person that owns, directly or indirectly, constructively or by attribution, 10% or more of our outstanding shares may be subject to U.S. income taxation at ordinary income tax rates on all or a portion of the CFC’s undistributed earnings and profits attributable to “subpart F income.” The CFC rules are complex and U.S. persons that hold our shares are urged to consult their own tax advisors regarding the possible application of the CFC rules to them in their particular circumstances. The risk of being subject to increased taxation may deter our current shareholders from acquiring additional ordinary shares or new shareholders from establishing a position in our ordinary shares. Either of these scenarios could impact the demand for, and value of, our shares.

Risks Relating to Our Business

We may be subject to risks in connection with future acquisitions and the integration of significant acquisitions may be difficult.

We periodically evaluate potential acquisitions that appear to fit within our overall business strategy. The integration of businesses that we may acquire is likely to be a complex, time-consuming and expensive process and we may not realize the anticipated revenues or other benefits associated with our acquisitions. If we fail in any acquisition integration efforts and are unable to efficiently operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls and human resources practices, our business, financial condition and results of operations may be adversely affected.

Significant acquisitions and other strategic transactions may involve other risks, including:

•	mistaken assumptions regarding revenues and costs, including synergies and potential growth;

•	the assumption of unknown liabilities for which we are not indemnified or for which indemnity is inadequate;

•	mistaken assumptions regarding overall financing costs;

•	diversion of our management’s attention to evaluating, negotiating and integrating significant acquisitions and strategic transactions;

•	the challenge and cost of integrating acquired operations, information management and other technology systems and business cultures with those of ours while carrying on our ongoing business;

•	difficulty associated with coordinating geographically separate assets; and

•	the challenge of attracting and retaining personnel associated with acquired operations.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our business. Members of our senior management and other staff may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our business. If our senior management and staff are not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

Despite our current debt levels, we may incur substantially more debt or take other actions which would intensify the risks discussed above as well as those incorporated by reference in this prospectus supplement relating to our indebtedness.

As of June 30, 2015, we had total consolidated indebtedness of $7.8 billion, substantially all of which was unsecured indebtedness of Weatherford Bermuda or its subsidiaries guaranteed by Weatherford and/or Weatherford Bermuda. After giving effect to the issuance of the notes, our total indebtedness would have been $             billion as of June 30, 2015, substantially all of which would have been unsecured indebtedness. Despite our current consolidated debt levels, we may be able to incur substantial additional debt in the future, including secured debt, subject to the restrictions contained in our debt instruments and credit facilities. Weatherford Bermuda and Weatherford will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. Our level of indebtedness could affect our operations in several ways, including requiring us to direct a significant portion of our cash flows to service our indebtedness. In addition, high levels of debt increase our vulnerability to general adverse economic and industry conditions and increase the risk that we may default on our debt obligations.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to pre-fund potential acquisitions and for general corporate purposes. Pending such use, we expect to use the net proceeds of this offering to temporarily reduce $         million of borrowings under our revolving credit facility and to repay borrowings under our commercial paper program.

As of September 14, 2015, we had approximately $680 million of borrowings outstanding under our $2.25 billion revolving credit facility, which is due on July 13, 2017. Interest on our revolving credit facility currently accrues at the London Interbank Offered Rate plus 1.475%. The weighted average interest rate on the amounts outstanding under our revolving credit facility as of September 14, 2015 was 1.682%. As of September 14, 2015, we had approximately $735.8 million of borrowings outstanding under our commercial paper program at a weighted average interest rate of 1.093%. The proceeds from these borrowings were used for working capital and general corporate purposes.

Affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are lenders under Weatherford’s revolving credit facility. To the extent we use proceeds from this offering to repay indebtedness under our revolving credit facility, such affiliates may receive proceeds from this offering. In addition, affiliates of certain of the underwriters may hold notes under our commercial paper program. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2015:

•	on an actual basis;

•	as adjusted to give effect to this offering as if it had occurred on June 30, 2015; and

•	as further adjusted to also give effect to the anticipated issuance of ordinary shares of Weatherford pursuant to the Ordinary Share Offering as if it had occurred on June 30, 2015.

This table should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes in our Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement.

	June 30, 2015
	Actual	As Adjusted		As Further Adjusted
	(In millions, except number par value)
Cash and cash equivalents	$611	$		$
Long-term debt, including current maturities:
Commercial paper	198
Revolving credit facility (1)	730
Other short-term bank loans	220		220		220

Total short-term borrowings	$1,148	$		$

5.50% Senior Notes due 2016	351		351		351
6.35% Senior Notes due 2017	606		606		606
6.00% Senior Notes due 2018	499		499		499
9.625% Senior Notes due 2019	1,016		1,016		1,016
5.125% Senior Notes due 2020	798		798		798
4.50% Senior Notes due 2022	683		683		683
6.50% Senior Notes due 2036	495		495		495
6.80% Senior Notes due 2037	298		298		298
7.00% Senior Notes due 2038	497		497		497
9.875% Senior Notes due 2039	247		247		247
6.75% Senior Notes due 2040	566		566		566
5.95% Senior Notes due 2042	441		441		441
% Mandatory Exchangeable Subordinated Notes	—
Other long-term debt	179		179		179

Long-term debt	6,676

Total indebtedness	$7,824	$		$

Shareholders’ Equity:
Ordinary Shares—$0.001 par value; Authorized 1,356, Issued and Outstanding 777, actual and as adjusted; Issued and Outstanding , as further adjusted	1
Capital in Excess of Par Value	5,441
Retained Earnings	1,820		1,820		1,820
Accumulated Other Comprehensive Loss	(1,090)		(1,090)		(1,090)

Weatherford Shareholders’ Equity	6,172
Noncontrolling Interests	75		75		75

Total Shareholders’ Equity	$6,247	$		$

Total capitalization	$14,071	$		$

(1)	We maintain a $2.25 billion unsecured, revolving credit agreement that matures on July 13, 2017. The revolving credit agreement can be used for a combination of borrowings, support for our $2.25 billion commercial paper program and issuances of letters of credit. This agreement requires that we maintain a debt-to-total capitalization ratio of less than 60%. At June 30, 2015, we had $1.3 billion available under the Credit Agreement, and there were $16 million in outstanding letters of credit under the revolving credit facility.

RATIOS OF EARNINGS TO FIXED CHARGES

	Six Months Ended June 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:	— (1)	— (1)	— (1)	— (1)	2.30x	1.34x

(1)	For the six months ended June 30, 2015 and for the years ended December 31, 2014, 2013 and 2012, earnings before fixed charges were inadequate to cover fixed charges by $725 million, $266 million, $211 million and $349 million, respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

MARKET PRICE OF THE ORDINARY SHARES

Weatherford’s ordinary shares are traded under the symbol “WFT” on the NYSE. As of September 11, 2015, there were 1,966 shareholders of record. The following table sets forth, for the periods indicated, the range of high and low sales prices per share for the ordinary shares as reported on the NYSE.

	High	Low
2015
First Quarter	$13.12	$9.40
Second Quarter	$14.91	$12.10
Third Quarter (through September 18, 2015)	$12.35	$7.21
2014
First Quarter	$17.53	$13.07
Second Quarter	$23.25	$16.68
Third Quarter	$24.88	$20.00
Fourth Quarter	$20.89	$10.07
2013
First Quarter	$13.70	$11.08
Second Quarter	$14.65	$11.66
Third Quarter	$15.80	$13.60
Fourth Quarter	$17.38	$14.44

On September 18, 2015, the closing price of the ordinary shares was $10.12 per share.

DESCRIPTION OF NOTES

We will issue the notes under a base indenture, dated as of October 1, 2003, among Weatherford International Ltd., Weatherford International, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “base indenture”), as supplemented by the ninth supplemental indenture, dated as of September     , 2015, among Weatherford International Ltd., Weatherford International plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the base indenture, as so supplemented, the “indenture”). You may request a copy of the indenture from us as described under “Where You Can Find Additional Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read those documents because they, and not this description, define your rights as a holder of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

For purposes of this description, references to “we,” “our” and “us” refer only to Weatherford International Ltd. and not to its parent company Weatherford International plc or any of Weatherford International plc’s other subsidiaries, the “Parent” refers only to Weatherford International plc and not to any of its subsidiaries and, unless the context requires otherwise, references to “ordinary shares” refer to the ordinary shares of the Parent.

General

The notes will:

•	be our unsecured, subordinated obligations;

•	initially be limited to an aggregate principal amount of $ million (or $ million if the underwriters exercise their over-allotment option in full);

•

bear cash interest from September     , 2015 at an annual rate of     %, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2016, subject to our right to defer payments of interest as described under “—Deferral of Interest Payments;”

•

unless previously exchanged, be automatically exchanged on the stated maturity date (which is expected to be October 15, 2018, subject to extension in limited circumstances) into ordinary shares at the exchange rate described herein;

•	be exchangeable into ordinary shares at the option of the holder at any time prior to the maturity date as described under “—Exchange of the Notes—Exchange at the Option of the Holder;”

•	be exchangeable into ordinary shares at the option of the holder following a fundamental change (as defined herein) as described under “—Exchange of the Notes—Exchange upon Fundamental Change;”

•	be exchanged into ordinary shares at our option upon a change in tax law as described under “Exchange of the Notes—Mandatory Exchange at our Option upon a Change in Tax Law;”

•

to the extent permitted by law, be automatically exchanged into ordinary shares upon acceleration of the notes following an event of default, including in connection with certain bankruptcy events, as described under “—Exchange of the Notes—Automatic Exchange upon Acceleration of the Notes” and under “—Events of Default;”

•	be issued in denominations of $25 and integral multiples of $25 in excess thereof;

•

initially be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form, as described under “—Book-Entry, Settlement and Clearance;” and

•	be fully and unconditionally guaranteed on an unsecured, subordinated basis by the Parent.

We will settle any exchange of notes by delivering a number of ordinary shares per $25 principal amount of notes equal to the applicable exchange rate (together with a cash payment in lieu of any fractional share), as described under “—Exchange of the Notes.” The fixed exchange rates are subject to adjustment if certain events described in “—Exchange Rate Adjustments” occur.

The indenture does not limit the amount of debt that may be issued by us, the Parent or any of the Parent’s other subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and, except as described under “—Deferral of Interest Payments,” does not restrict us or the Parent from paying dividends or from issuing or repurchasing our or its other securities. Other than the restrictions described under “—Consolidation, Merger, Amalgamation and Sale of Assets” below and except for the provisions set forth under “—Exchange of the Notes—Exchange upon Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or the Parent or in the event of a decline in our or the Parent’s credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us or the Parent that could adversely affect such holders. See “Risk Factors—Risks Relating to the Notes—Some significant restructuring transactions and significant changes in the composition of the board of Weatherford may not constitute a fundamental change.”

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby (other than differences in the issue price and the date from which interest will accrue) in an unlimited aggregate principal amount. Subject to the provisions described in “—Subordination” below, we and the Parent may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes repurchased by us or the Parent will be retired and no longer outstanding under the indenture.

We will apply to list the notes on the New York Stock Exchange as promptly as practicable following this offering.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $25 principal amount of notes. References in this prospectus supplement to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to the owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes under the indenture.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay, or cause to be paid through the paying agent, any amounts due on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. The transfer or exchange of a beneficial interest in a note in global form may be effectuated in accordance with the indenture and the applicable procedures of the depositary. See “—Book-Entry, Settlement and Clearance.”

We will pay, or cause to be paid through the paying agent, any amounts due on certificated notes at the office or agency designated by us for that purpose. We have initially designated the office of the trustee in New York, New York as our paying agent and registrar as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. We will maintain a paying agent and registrar in a jurisdiction that is not obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive. Interest on certificated notes will be payable to holders of certificated notes by check mailed to the holders of those notes. A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents.

No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax, stamp duty or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for exchange.

Interest

The notes will bear cash interest at a rate of     % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September     , 2015. Interest will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning January 15, 2016, except as described under “—Deferral of Interest Payments.”

Interest will be paid to the person in whose name a note is registered at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes (including deferred interest described under “—Deferral of Interest Payments”) will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. If any interest payment date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Deferral of Interest Payments

We will have the right to defer the payment of interest and to extend any deferral period on the notes at any time or from time to time, so long as we are not in default in payment of interest at the time we elect deferral and we give notice as described below. We may not defer interest payments beyond the stated maturity date of the notes, and any deferral period must end on an interest payment date. Interest will continue to accrue during any deferral period. At the end of a deferral period we must pay all deferred interest then accrued and unpaid, together with interest on the deferred interest, to the extent permitted by applicable law, at a rate per annum equal to the interest rate borne on the notes. Such payment will be made to such holders and at such times as non-deferred interest on the applicable note would be payable on the interest payment date or stated maturity date on which the deferral period ends.

To initiate or extend an interest deferral period, we must give the trustee notice of our election to begin or extend a deferral period at least 10 business days prior to the date on which interest on the notes would have otherwise been payable, and the notice must indicate the interest payment date or stated maturity date on which the deferral period will end. Prior to the termination of any deferral period, we may extend such deferral period to an interest payment date or the stated maturity of the notes. Upon the termination of any deferral period and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

We (or the trustee on our behalf) will give notice of our election to begin or extend a deferral period to the holders of the notes.

During any such deferral period, subject to certain exceptions, the Parent will be restricted from making certain payments, including declaring or paying dividends, or making any distributions on (including distributions in the form of interest on shareholders’ equity under Irish law), or redeeming, purchasing, acquiring or making a liquidation payment with respect to, equity securities of the Parent, as applicable.

Additional Amounts

All payments and deliveries made by or on behalf of us or the Parent, or any successor to us or the Parent, under or with respect to the notes, including, but not limited to payments of interest and deliveries of ordinary shares (together with payments of cash for any fractional ordinary shares) upon exchange and any payments under the guarantee described under “—Guarantee,” will be made without withholding or deduction for, or on account of, any present or future taxes, duties, imposts, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) by or within (1) Ireland (meaning Ireland exclusive of Northern Ireland) or Bermuda (or any political subdivision or taxing authority thereof or therein), (2) any jurisdiction in which we are or the Parent or any of our or its successors is, for tax purposes, incorporated, organized or resident, or as a result of activities carried on by us, the Parent or any successor, has otherwise created a taxable presence (or any political subdivision or taxing authority thereof or therein) or (3) any jurisdiction (or any political subdivision or taxing authority thereof or therein) from or through which payment is made by or on behalf of us or the Parent (including the jurisdiction of any paying agent) (each jurisdiction described in (1), (2) or (3), as applicable, a “relevant taxing jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is so required, we or the Parent, as appropriate, will pay such additional amounts (the “additional amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the notes after such withholding or deduction (and after deducting any applicable taxes on the additional amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided that no additional amounts will be payable:

(1)	for or on account of:

(a)	any applicable taxes that would not have been imposed but for:

(i)	the existence of any present or former connection between the relevant holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) or beneficial owner of such note and the relevant taxing jurisdiction (other than merely acquiring or holding such note or the receipt of payments or the exercise or enforcement of rights under the notes or the guarantee) including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of, or incorporated in, such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)	the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment on, or deliveries of ordinary shares upon exchange of, such note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the holder or beneficial owner would have been entitled to additional amounts had the note been presented on the last day of such 30-day period); or

(iii)	the failure of the holder or beneficial owner to provide a declaration of non-residence or other similar claim or certification concerning nationality, residency or identity or other similar form for exemption or to present any applicable form or certificate that is required or imposed by statute, treaty, regulation or administrative practice, in each case, within a reasonable period of time following a timely and reasonable written request from us; provided that the holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the holder or beneficial owner would have been able to avoid such deduction or withholding;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar applicable taxes;

(c)	any applicable taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the notes or the guarantee;

(d)	any tax imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

(e)	any taxes payable by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the notes or request for payment under the guarantee to another paying agent designated by us pursuant to the indenture; and

(f)	any combination of applicable taxes referred to in the preceding clauses (a), (b), (c), (d) and (e); and

(2)	if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that the relevant payment would be required under the laws of the relevant taxing jurisdiction to be included for tax purposes in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof,

(3)	any final withholding tax withheld by a Swiss bank or similar Swiss financial institution (a “Swiss financial institution”) that is imposed with respect to a holder of a note through an account with a Swiss financial institution, to the extent that such withholding tax would not have been imposed, if such holder had not voluntarily opted for imposition of such withholding tax in lieu of certain disclosure that would otherwise be required under a bilateral tax cooperation agreement between Switzerland and the country in which the holder is tax resident, and

(4)	any Taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”) and any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any law or regulation implementing an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing.

In addition to the foregoing, we will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any relevant taxing jurisdiction (“transfer taxes”) on the execution, delivery, registration or enforcement of any of the notes, the indenture or any other document or instrument (other than the ordinary shares) referred to therein or the receipt of payments with respect thereto (subject to the exclusions described above, other than the exclusion described in paragraph 1(c)). For the avoidance of doubt, the indemnification provided in this paragraph shall not include any transfer taxes or stamp duty arising from the transfer of notes between holders or in the ordinary course after the issue date (other than a transfer of notes in exchange for ordinary shares).

If we become or the Parent becomes after the date of this prospectus supplement obligated to pay additional amounts with respect to any payment under or with respect to the notes, we will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay additional amounts arises after the 30th day prior to that payment date, in which case we will notify the trustee promptly thereafter) an officer’s certificate stating the fact that additional amounts will be payable and the amount estimated to be so payable. The officer’s certificate must also set forth any other information reasonably necessary to enable the paying agent or the exchange agent, as the case may be, to pay additional amounts to holders on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. We will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of additional amounts.

We or the Parent, as appropriate, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. Upon request, we will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the trustee evidencing the payment of any applicable taxes so deducted or withheld. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the notes.

Whenever there is mentioned in any context the delivery of ordinary shares (together with payments of cash for any fractional ordinary shares) upon exchange of the notes or the payment of interest on any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

No Redemption; No Sinking Fund

No “sinking fund” is provided for the notes and we are not required to redeem or repurchase the notes. The notes may not be redeemed by us at our option.

Ranking

The notes and the guarantee will be our and the Parent’s unsecured, subordinated obligations. Your right to payments under the notes and the guarantee will be junior to the rights of the holders of our and the Parent’s existing and future senior indebtedness, as applicable. Your right to payments under the notes and the guarantee is also structurally subordinated to holders of indebtedness of our subsidiaries. Moreover, if the notes are accelerated, including in connection with a bankruptcy of us or the Parent, the notes will, to the extent permitted by law, be automatically exchanged into ordinary shares and, to that extent, will therefore cease to represent a debt claim against the assets of us or the Parent. See “Risk Factors—The notes have only limited debt holder’s rights.”

As of June 30, 2015, we had total consolidated indebtedness of $7.8 billion, substantially all of which was unsecured indebtedness of Weatherford Bermuda or its subsidiaries guaranteed by Weatherford and/or Weatherford Bermuda and to which the notes would have been contractually subordinated. See “Risk Factors—Risks Relating to the Notes—The notes and the guarantee are contractually subordinated to our unsecured indebtedness and if a default occurs Weatherford Bermuda and Weatherford may not have sufficient funds to fulfill the obligations under the notes and the guarantee.” The indenture governing the notes does not limit the amount of debt, including senior or secured debt that we, the Parent or our respective subsidiaries may incur.

Guarantee

The notes and our obligations under the indenture will be fully and unconditionally guaranteed, on an unsecured, subordinated basis, by the Parent.

Your rights under the guarantee will be junior to the rights of secured creditors of the Parent to the extent of their interest in the Parent’s assets and effectively subordinated to the rights of any creditor of a subsidiary of the Parent over the assets of that subsidiary.

The guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantee will not cover our obligation to pay-up or procure the payment-up of the ordinary shares to at least their nominal value upon exchange.

Subordination

We are not permitted to make any payments on the notes and may not purchase or otherwise retire any notes (in each case except in exchange for equity securities, including ordinary shares) if either of the following defaults occurs:

(1)	any of our designated senior debt (as defined below) is not paid in full in cash when due; or

(2)	any other default on our designated senior debt occurs and the maturity of such designated senior debt is accelerated in accordance with its terms;

unless, in either case, such default has been cured or waived and any such acceleration has been rescinded or such designated senior debt has been paid in full in cash. Regardless of the foregoing, we may be permitted to pay the notes if we and the trustee receive written notice approving such payment from the representatives of all designated senior debt with respect to which such default has occurred and is continuing.

During the continuance of any default (other than the defaults described under (1) and (2) above) with respect to any designated senior debt pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to make payments on the notes for a period commencing upon the receipt by the trustee (with a copy to us) of written notice of such default from the representative of such holders of such designated senior debt specifying an election to effect such period and ending 179 days thereafter. Such period will end earlier if it is terminated:

(1)	by written notice to us and the trustee from the person or persons who gave such notice;

(2)	because the default giving rise to such notice is cured, waived or otherwise no longer continuing; or

(3)	because such designated senior debt has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such designated senior debt or the representative of such designated senior debt have accelerated the maturity of such designated senior debt, we are permitted to resume making payments on the notes after the end of such period. The notes shall not be subject to more than one such period in any consecutive 360-day period irrespective of the number of defaults with respect to designated senior debt during such period, except that if any such notice is delivered to the trustee by or on behalf of holders of designated senior debt (other than the representative under our senior credit facility), a representative under the senior credit facility may give another notice within such period. However, in no event may the total number of days during which any such period or periods is in effect exceed 179 days in the aggregate during any 360-day consecutive period, and there must be 181 days during any 360-day consecutive period during which no such period is in effect. Upon any payment or distribution of our assets upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to us or our property:

(1)	the holders of our senior debt will be entitled to receive payment in full in cash of such senior debt before the holders of the notes are entitled to receive any payment;

(2)	until our senior debt is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of such senior debt as their interests may appear and not to the holders of the notes; and

(3)	if a distribution is made to holders of the notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of our senior debt and pay it over to them as their interests may appear.

The obligations of the Parent under its guarantee of the notes are subordinated obligations. As such, the rights of the holders of the notes to receive payment by the Parent pursuant to its guarantee will be subordinated in right of payment to the rights of holders of senior debt of ours or the Parent, as the case may be. The terms of the subordination provisions described above with respect to our obligations under the notes apply equally to the Parent and the obligations of the Parent under its guarantee.

By reason of the subordination provisions contained in the indenture, in the event of a liquidation or insolvency proceeding, our creditors or creditors of the Parent who are holders of senior debt of ours or the Parent, as the case may be, may recover more, ratably, than the holders of the notes, and our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of the notes.

As used in this section, “senior debt” means any indebtedness of us or the Parent except to the extent that the instrument establishing such indebtedness expressly provides that such indebtedness will rank junior to or on parity with the notes and the guarantee, and “designated senior debt” means indebtedness under the senior credit facility, our senior notes and guarantees by the Parent of our senior notes or senior notes of its subsidiaries outstanding at the time the notes were issued and any other indebtedness constituting senior debt which, at the time of determination is specifically designated by us in the instrument evidencing such senior debt as “designated senior debt.”

As used in this section, “senior credit facility” means the Credit Agreement, dated as of October 15, 2010, among Weatherford Bermuda, Weatherford, other Borrowers party thereto, Wells Fargo Bank, National Association, as a swingline lender, JPMorgan Chase Bank, N.A., as administrative agent and a swingline lender and the other parties thereto, as amended, restated, supplemented or modified from time to time.

Exchange of the Notes

Mandatory Exchange

Each note, unless previously exchanged, will be automatically exchanged into ordinary shares, at the exchange rate described herein, on the “stated maturity date,” which will be October 15, 2018, provided, however, that if a market disruption event (as defined herein) occurs during the observation period described below, the stated maturity date will be postponed by the number of scheduled trading days (as defined herein) during such period on which a market disruption event occurred. In addition to the ordinary shares issuable upon exchange of each note on the stated maturity date, holders will have the right to receive an amount in cash equal to all accrued and unpaid interest (including deferred interest) on such notes up to (but excluding) the stated maturity date.

The exchange rate, which is the number of ordinary shares deliverable upon exchange of each note on the stated maturity date, will be as set forth below, subject to adjustment as described under “—Exchange Rate Adjustments”:

•

if the applicable market value (as defined below) of the ordinary shares is equal to or greater than $            , which we call the “threshold appreciation price,” then the exchange rate will be             ordinary shares per note (the “minimum exchange rate”), which is equal to $25 divided by the threshold appreciation price;

•

if the applicable market value of the ordinary shares is less than the threshold appreciation price but greater than $            , which we call the “initial price,” then the exchange rate per note will be equal to $25 divided by the applicable market value of the ordinary shares; or

•

if the applicable market value of the ordinary shares is less than or equal to the initial price, then the exchange rate will be             ordinary shares per note (the “maximum exchange rate”), which is equal to $25 divided by such initial price.

The “threshold appreciation price” with respect to the notes represents approximately     % appreciation over the initial price.

We refer to the minimum exchange rate and the maximum exchange rate for the notes collectively as the “fixed exchange rates.” The fixed exchange rates, the initial price and the threshold appreciation price for the notes are each subject to adjustment as described under “—Exchange Rate Adjustments.” When we refer to a note (or an amount per such note), we mean per $25 principal amount of such note.

Assuming the actual market value of the ordinary shares we deliver to you on the stated maturity date is equal to the applicable market value of the ordinary shares, the aggregate value you receive upon exchange will be:

•	greater than the principal amount per such note, if the applicable market value is greater than the threshold appreciation price;

•	equal to the principal amount per such note, if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the initial price; or

•	less than the principal amount per such note, if the applicable market value is less than the initial price.

Accordingly, the market price of the ordinary shares we deliver to you on the stated maturity date may be less than the principal amount of your notes.

“Applicable market value” means the average of the last reported sale prices of the ordinary shares over the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding October 15, 2018 (such period, the “observation period”).

The “last reported sale price” of the ordinary shares on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ordinary shares are traded. If the ordinary shares are not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for the ordinary shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ordinary shares are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for the ordinary shares on the relevant trading day from a nationally recognized independent investment banking firm selected by us for this purpose, which may include one of the underwriters. Any such determination will be conclusive absent manifest error.

“Trading day” means a day on which (i) trading in the ordinary shares generally occurs on the NYSE or, if the ordinary shares are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the ordinary shares are then listed or, if the ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ordinary shares are then traded and (ii) there is no market disruption event. If the ordinary shares are not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day on which trading is scheduled to occur on the principal U.S. national or regional securities exchange on which the ordinary shares are then listed. If the ordinary shares are not so listed, “scheduled trading day” means a “business day.”

“Market disruption event” means, if the ordinary shares are listed for trading on the NYSE, or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the ordinary shares or in any options, contracts or futures contracts relating to the ordinary shares.

Hypothetical Exchange Values upon Mandatory Exchange at Stated Maturity

For illustrative purposes only, the following table shows the number of ordinary shares that a holder of the notes would receive upon mandatory exchange of each note on the stated maturity date at various applicable market values for the ordinary shares. The table assumes that there will be no exchange adjustments as described below under “—Exchange Rate Adjustments.” The actual applicable market value of the ordinary shares may differ from those set forth in the table below. Given an initial price of $             and a threshold appreciation price of $             , a holder of the notes would receive on the stated maturity date the number of ordinary shares per note, with a corresponding exchange value, set forth below:

Applicable Market Value of Ordinary Shares	Number of Ordinary Shares to be Received Upon Exchange	Exchange Value (Applicable Market Value Multiplied by the Number of Ordinary Shares to be Received Upon Exchange)
$
$
$
$
$

As the above chart illustrates,

•

if the applicable market value is greater than or equal to $             (the threshold appreciation price),we will be obligated to deliver             ordinary shares for each note. As a consequence, we would receive the benefit of all of the appreciation in market price of the ordinary shares up to the threshold appreciation price and the benefit of the     % of the appreciation in market price above the threshold appreciation price and you would receive the benefit of none of the appreciation in market price up to the threshold appreciation price and     % of the appreciation in market price above the threshold appreciation price;

•

if the applicable market value is greater than $             (the initial price) and less than $             (the threshold appreciation price), we will be obligated to deliver a number of ordinary shares having an applicable market value equal to $25 (the principal amount of a note). As a consequence, we would retain all of the benefit of the appreciation in the market price of the ordinary shares; and

•

if the applicable market value is less than or equal to $             (the initial price), we will be obligated to deliver             ordinary shares per note, regardless of the market price of the ordinary shares. As a consequence, you will bear the full risk of a decline in market price of the ordinary shares.

Exchange at the Option of the Holder

Other than during a fundamental change exchange period (as defined below), holders of the notes will have the right to exchange their notes, in whole or in part, at any time prior to the close of business on the stated maturity date, into ordinary shares at the minimum exchange rate of             ordinary shares per note, subject in each case to adjustment as described under “—Exchange Rate Adjustments.”

In connection with any such exchange at the option of a holder, the holder will also receive a cash payment of all accrued and unpaid interest (including deferred interest) from the prior date on which interest was paid on the notes through the interest payment date immediately preceding the applicable exchange date; provided that we may elect, and if we are prevented from making such payment due to limitations described under “—Subordination,” we will be deemed to have so elected, to satisfy such obligation to pay accrued and unpaid interest by delivering a number of additional ordinary shares equal to the interest amount divided by the average of the last reported sale prices of the ordinary shares over the 10 consecutive trading day period ending on the trading day preceding the applicable exchange date (but in no event less than $             (the “floor price”); if an adjustment is made to the fixed exchange rates, an inversely proportional adjustment will also be made to the floor price). Accrued and unpaid interest from the interest payment date immediately preceding such exchange date to the exchange date will not be paid in cash or additional ordinary shares, but rather will be deemed to be paid in full by delivery of the ordinary shares deliverable pursuant to the immediately preceding paragraph rather than cancelled, extinguished or forfeited.

Exchange upon Fundamental Change

If a fundamental change (as defined below) occurs prior to October 15, 2018, holders of the notes will be entitled to:

•

submit their notes for exchange at any time during the period (the “fundamental change exchange period”) beginning on the effective date of such fundamental change (the “fundamental change effective date”) and ending on the earlier of (i) the stated maturity date and (ii) the business day that is 20 business days after the fundamental change effective date, in either case, at the exchange rate (the “fundamental change exchange rate”) specified in the table below; and

•

with respect to notes submitted for exchange during the fundamental exchange period, at our option, either an interest make-whole payment or an increase in the exchange rate in lieu thereof as described below under “—Fundamental Change Interest Make-Whole Payment.”

We will notify holders of the effective date of such fundamental change no later than two business days following such effective date. In addition, if we elect to deliver the interest make-whole amount in ordinary shares (as described below), such notice will indicate such election.

A “fundamental change” will be deemed to have occurred at any time after the notes are originally issued upon the occurrence of any of the following:

1)	the ordinary shares or other common equity securities into which the notes are exchangeable at such time are neither listed for trading on a United States national securities exchange; or

2)	any “person” or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act), other than the Parent or any of its wholly-owned subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Parent’s common equity representing more than 50% of the voting power of the Parent’s common equity; or

3)	the consummation of any acquisition of the Parent (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, amalgamation or merger of us or any sale, lease or other transfer of the consolidated assets of Parent’s and Parent’s subsidiaries) or a series of related transactions or events pursuant to which:

a)	50% or more of the ordinary shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property; and

b)	more than 10% of such cash, securities or other property consists of cash, securities or other property that are not, or upon issuance will not be, traded on a United States national securities exchange.

For purposes of this definition of “fundamental change,” an event that would be a fundamental change under clause (3) above but for clause (b) thereof will not be a fundamental change because that event could also be described under clause (2) above.

Fundamental Change Exchange Rate

The following table sets forth the fundamental change exchange rate per note for each hypothetical stock price and fundamental change effective date set forth below:

Ordinary share price
Effective date
September , 2015
October 15, 2016
October 15, 2017
October 15, 2018

The “fundamental change exchange rate” will be determined by reference to the table above, based on the fundamental change effective date and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (3) of the definition of “fundamental change” (i.e., constituting an “acquisition”) in which the holders of the ordinary shares receive only cash in the fundamental change, the stock price shall be the cash amount paid per share of the ordinary shares; and

•	otherwise, the average of the last reported sale prices of the ordinary shares over the 10 consecutive trading day period ending on the trading day preceding the fundamental change effective date.

The stock prices set forth in the first row of the table above (i.e., the column headers) will be adjusted as of any date on which the fixed exchange rates of the notes are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum exchange rate as so adjusted. Each of the exchange rates in the table will be subject to adjustment in the same manner as each fixed exchange rate as set forth under “—Exchange Rate Adjustments.”

The exact stock price and fundamental change effective dates may not be set forth on the table, in which case:

•

if the applicable stock price is between two stock price amounts on the table or the fundamental change effective date is between two dates on the table, the fundamental change exchange rate will be determined by straight-line interpolation between the fundamental change exchange rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day or 366-day year;

•

if the applicable stock price is in excess of $             per share (subject to adjustment as described above), then the fundamental change exchange rate will be the applicable minimum exchange rate, subject to adjustment; and

•

if the applicable stock price is less than $             per share (subject to adjustment as described above), then the fundamental change exchange rate will be the applicable maximum exchange rate, subject to adjustment.

Our obligation to deliver shares at the fundamental change exchange rate and the interest make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Fundamental Change Interest Make-Whole Payment

For any notes that are exchanged during the applicable fundamental change exchange period, in addition to the ordinary shares delivered upon exchange, we will, at our option, either:

•	pay the holders of such notes, in cash, the interest make-whole amounts (as defined below); or

•	increase the number of ordinary shares to be issued upon exchange by a number of ordinary shares equal to the interest make-whole amount divided by the stock price (as defined above);

provided, that if we are prevented from making cash payment of the interest make-whole amount pursuant to the first bullet point above by reason of restrictions described under “—Subordination,” we will be deemed to have elected to deliver ordinary shares under the second bullet point above; provided, further that for purposes of determining the number of ordinary shares to be issued pursuant to the second bullet above, the stock price shall in no event be less than the floor price.

“Interest make-whole amount” means an amount equal to the sum of (a) any accrued and unpaid interest (including deferred interest) on the notes, and (b) the present value of all remaining interest payments on the notes (excluding accrued and unpaid interest) through and including the stated maturity date. The “present value” of the remaining interest payments for purposes of calculating the interest make-whole amount will be computed using a discount rate equal to the treasury yield plus 50 basis points. “Treasury yield” means the weekly average yield at the time of computation for United States Treasury securities at constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the exchange date (or, if such Statistical Release is no longer published, any publicly available source for similar market data) most nearly equal to the then-remaining term to October 15, 2018; provided, however, that if the then-remaining term to October 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the treasury rate will be obtained by straight-line interpolation).

Mandatory Exchange at Our Option upon a Change in Tax Law

Prior to October 15, 2018, if we have, or on the next interest payment date would, become obligated to pay to the holder of any note additional amounts as a result of any change or amendment on or after the date of this prospectus supplement in the laws or any rules or regulations of a relevant taxing jurisdiction or any change on or after the date of this prospectus supplement in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (a “change in tax law”), we may, at our option by notice to the holders of the notes, cause all but not less than all of the notes to be exchanged into ordinary shares at the fundamental change exchange rate. For purposes of determining such rate, the “effective date” shall be deemed to be the trading day immediately preceding the date we provide such notice. Upon any such mandatory exchange (a “tax exchange”), we will, at our option, either:

•	pay the holders of the notes subject to such exchange, in cash, the interest make-whole amount; or

•	increase the number of ordinary shares to be issued upon exchange by a number of ordinary shares equal to the interest make-whole amount divided by the stock price (as defined above);

provided, that if we are prevented from making cash payment of the interest make-whole amount pursuant to the first bullet point above by reason of restrictions described under “—Subordination,” we will be deemed to have elected to deliver ordinary shares under the second bullet point above; provided, further that for purposes of determining the number of ordinary shares to be issued pursuant to the second bullet above, the stock price shall in no event be less than the floor price.

Automatic Exchange upon Acceleration of the Notes

If the notes are accelerated in connection with an Event of Default as described below under “—Events of Default,” then upon such acceleration, to the extent permitted by law, all outstanding notes will: (1) be exchanged automatically into ordinary shares at the maximum exchange rate, and (2) the holders of such notes will be entitled to a cash payment equal to the interest make-whole amount.

Exchange Procedures

Upon any mandatory exchange.    The persons entitled to receive the ordinary shares issuable upon any mandatory exchange of the notes (either at maturity or as a result of an event of default) will be treated as the record holder(s) of such shares as of the close of business on the mandatory exchange date (which will be the stated maturity date, the date of acceleration of the notes or a tax exchange date, as applicable). Prior to the close of business on the mandatory exchange date, the ordinary shares issuable upon exchange of the notes will not be deemed to be outstanding for any purpose and noteholders will have no rights with respect to such ordinary shares by virtue of holding the notes, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares.

Upon optional exchange.    If you elect to exchange your notes prior to the stated maturity date, in the manner described in “—Exchange at the Option of the Holder” or “—Exchange upon Fundamental Change,” you must observe the following exchange procedures.

If you hold a beneficial interest in a global note, to exchange you must comply with DTC’s procedures for exchanging a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to exchange you must:

•	complete and manually sign the exchange notice on the back of the note, or a facsimile of the exchange notice;

•	deliver the completed exchange notice, which is irrevocable, and the note to the exchange agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all applicable transfer or similar taxes, if any; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for exchange described above and any other procedures for exchange set forth in the indenture as the “exchange date.”

The person or persons entitled to receive the ordinary shares issuable upon optional exchange of the notes will be treated as the record holder(s) of such shares as of close of business on the applicable exchange date. Prior to the close of business on the applicable exchange date, the ordinary shares issuable upon exchange of the notes will not be deemed to be outstanding for any purpose and you will have no rights with respect to such ordinary shares by virtue of holding the notes, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares.

Settlement upon Exchange

Upon exchange, on the third business day after the relevant exchange date, we will deliver to the exchanging holder in respect of each $25 principal amount of notes being exchanged a number of ordinary shares equal to the applicable exchange rate together with cash in lieu of any fractional share and the notes shall thereby be settled and extinguished.

We will cause the Parent to issue and deliver such ordinary shares due upon settlement. At no point will we hold ordinary shares. We will pay-up the ordinary shares, or procure that the ordinary shares are paid-up by another non-Irish subsidiary of the Parent, in full in cash (so as to be validly issued for the purposes of the requirements of the Irish Companies Act). If, for any reason we are legally prohibited from paying-up the ordinary shares in full to at least their nominal value (for example, upon certain events of bankruptcy, insolvency or examinership), exchanging noteholders shall be entitled to pay the nominal value per share ($0.001) in cash, and, in such circumstances, subject to receipt of such payment, the Parent shall issue the ordinary shares fully-paid to that amount and exchanging noteholders shall receive validly issued ordinary shares.

The number of ordinary shares issuable to any holder upon exchange shall be computed on the basis of the aggregate principal amount of notes so surrendered by such holder.

Fractional Shares

No fractional ordinary shares will be issued to holders of the notes upon exchange. In lieu of any fractional ordinary shares otherwise issuable in respect of the aggregate principal amount of notes of any holder that are exchanged, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the last reported sale price per share of the ordinary shares on the second trading day immediately preceding the exchange date.

Payment of Interest upon Exchanges Following an Interest Record Date

If notes are exchanged after the close of business on a regular record date for the payment of interest and prior to the open of business on the immediately following interest payment date, any references to accrued and unpaid interest owed to holders in connection with such exchange to holders will not include interest that will be paid to holders on such interest payment date.

With respect to exchanges at the option of holders pursuant to the provisions described above under “—Exchange at the Option of the Holder” after the close of business on a regular record date for the payment of interest and prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the interest payable on such notes (subject to our deferral rights) on the corresponding interest payment date notwithstanding the exchange and any such interest will not be paid to the exchanging holder, and any surrender for exchange at the option of the holder under such provisions during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on such interest payment date on the notes so exchanged; provided that no such payment need be made to the extent of any overdue interest or deferred interest, if any overdue interest or deferred interest exists at the time of exchange with respect to such notes.

Exchange Rate Adjustments

The fixed exchange rates will be adjusted as described below, except that we will not make any adjustments to the fixed exchange rates for any transaction described below (other than in the case of (x) a share subdivision or share consolidation or (y) a tender or exchange offer) if each holder of the notes participates in such transaction at the same time and upon the same terms as holders of ordinary shares and solely as a result of holding the notes, without having to exchange its notes and as if it held a number of ordinary shares equal to the maximum exchange rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If the Parent exclusively issues ordinary shares as a dividend or distribution on all or substantially all of ordinary shares, or if the Parent effects an ordinary share subdivision or ordinary share consolidation, each fixed exchange rate will be adjusted based on the following formula:

ER1 = ER0 x	OS1
OS0

where,

ER0 =

the fixed exchange rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share subdivision or consolidation, as applicable;

ER1 =	the fixed exchange rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =	the number of ordinary shares outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 =	the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share subdivision or share consolidation.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share consolidation. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each fixed exchange rate shall be immediately readjusted, effective as of the date the Parent determines not to pay such dividend or distribution to the applicable fixed exchange rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If the Parent issues to all or substantially all holders of ordinary shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase ordinary shares, at a price per ordinary share less than the average of the last reported sale prices of ordinary shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, the fixed exchange rate will be increased based on the following formula:

ER1 = ER0 x	OS0 + X
OS0 + Y

where,

ER0 =	the fixed exchange rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

ER1 =	the fixed exchange rate in effect immediately after the open of business on such ex-dividend date;

OS0 =	the number of ordinary shares outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of ordinary shares issuable pursuant to such rights, options or warrants; and

Y =	the number of ordinary shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of ordinary shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance.

Any adjustment made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that ordinary shares are not delivered after the expiration of such rights, options or warrants, each fixed exchange rate shall be readjusted to the exchange rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, each fixed exchange rate shall be readjusted to be the applicable fixed exchange rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase ordinary shares at a price per ordinary share less than such average of the last reported sale prices for ordinary shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such issuance, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by the Parent for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Parent in good faith.

(3)	If the Parent distributes shares of the Parent’s share capital, evidences of the Parent’s indebtedness, other assets or property of the Parent or rights, options or warrants to acquire the Parent’s share capital or other securities, to all or substantially all holders of ordinary shares, excluding:

•	dividends, distributions, rights, options or warrants described in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash described in clause (4) below;

•

any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the exchange consideration as described below under “—Recapitalizations, Reclassifications and Changes of Ordinary Shares;”

•	except as otherwise described above and below under “—Exchange Rate Adjustments,” rights issued pursuant to a shareholder rights plan adopted by the Parent; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then each fixed exchange rate will be increased based on the following formula:

ER1 = ER0 x	SP0
SP0 – FMV

where,

ER0 =	the fixed exchange rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

ER1 =	the fixed exchange rate in effect immediately after the open of business on such ex-dividend date;

SP0 =

the average of the last reported sale prices of ordinary shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by the Parent in good faith) of the shares of share capital, evidences of indebtedness, other assets or property of the Parent or rights, options or warrants to acquire the Parent’s share capital or other securities distributed with respect to each ordinary share outstanding on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision will be made such that each holder of a note shall receive, in respect of each $25 principal amount of notes it holds, upon exchange, the amount and kind of shares of share capital, evidences of the Parent’s indebtedness, other assets or property of the Parent or rights, options or warrants to acquire the Parent’s share capital or other securities that such holder would have received if such holder owned a number of ordinary shares equal to the maximum exchange rate in effect on the ex-dividend date for the distribution. Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, each fixed exchange rate shall be readjusted to be the applicable fixed exchange rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on ordinary shares of shares or share capital of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, and such share capital or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” each fixed exchange rate will be increased based on the following formula:

ER1 = ER0 x	FMV0 + MP0
MP0

where,

ER0 =	the fixed exchange rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

ER1 =	the fixed exchange rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 =

the average of the last reported sale prices of the share capital or similar equity interest distributed to holders of ordinary shares applicable to one ordinary share (determined by reference to the definition of last reported sale price set forth under “—Exchange of the Notes—Mandatory Exchange” as if references therein to ordinary shares were to such share capital or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of ordinary shares over the valuation period.

The adjustment to each fixed exchange rate under the preceding paragraph will be determined on the last trading day of the valuation period, but given effect as of the ex-dividend date for the spin-off; provided that in respect of any exchange of notes during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the exchange date in determining the fixed exchange rate. If the ex-dividend date of the spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of an exchange of notes, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that exchange, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period. If any dividend or distribution that constitutes a spin-off is not so paid, each fixed exchange rate shall be decreased, effective as of the date the Parent determines not to pay such dividends or distributions, to the applicable fixed exchange rate that would then be in effect if such dividend or distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of ordinary shares, each fixed exchange rate will be adjusted based on the following formula:

ER1 = ER0 x	SP0
SP0 – C

where,

ER0 =	the fixed exchange rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

ER1 =	the fixed exchange rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of ordinary shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per ordinary share that the Parent distributes to all or substantially all holders of ordinary shares.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision will be made such that each holder of a note shall receive, for each $25 principal amount of notes it holds, upon exchange, the amount of cash that such holder would have received if such holder owned a number of ordinary shares equal to the maximum exchange rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, each fixed exchange rate shall be decreased to be the applicable fixed exchange rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If the Parent or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for ordinary shares, other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the last reported sale prices of ordinary shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, each fixed exchange rate will be increased based on the following formula:

ER1 = ER0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

ER0 =

the fixed exchange rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

ER1 =

the fixed exchange rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value, on the date such tender or exchange offer expires, of all cash and any other consideration (as determined by the Parent) paid or payable for ordinary shares purchased in such tender or exchange offer;

OS0 =

the number of ordinary shares outstanding immediately prior to the close of business on the date such tender or exchange offer expires (prior to giving effect to the purchase of all ordinary shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of ordinary shares outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to the purchase of all ordinary shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =

the average of the last reported sale prices of ordinary shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the fixed exchange rates under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange of notes within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the exchange date in determining the fixed exchange rates. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of an exchange of notes, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

If the Parent or one of its subsidiaries is obligated to purchase ordinary shares pursuant to any such tender or exchange offer described in this clause (5) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, each fixed exchange rate will be readjusted to be the applicable fixed exchange rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding the foregoing, if an exchange rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has exchanged its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of ordinary shares as of the related exchange date as described under “—Exchange of the Notes” based on an adjusted exchange rate for such ex-dividend date, then, notwithstanding the foregoing exchange rate adjustment provisions, the exchange rate adjustment relating to such ex-dividend date will not be made for such exchanging holder. Instead, such holder will be treated as if such holder were the record owner of ordinary shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The “ex-dividend date” means the first date on which ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Parent or, if applicable, from the seller of ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The “effective date” means the first date on which ordinary shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or share consolidation, as applicable.

To the extent permitted by applicable law and subject to the applicable stock exchange rules, we are permitted to increase the fixed exchange rates by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. We may also (but are not required to) increase the fixed exchange rates to avoid or diminish income tax to holders of ordinary shares or rights to purchase ordinary shares in connection with a dividend or distribution of ordinary shares (or rights to acquire ordinary shares) or similar event.

To the extent that the Parent has a rights plan applicable to ordinary shares in effect upon exchange of your note, you will receive, in addition to any ordinary shares received in connection with such exchange, the rights under the rights plan. However, if prior to any exchange, the rights have separated from the ordinary shares in accordance with the provisions of the applicable rights plan, the exchange rate will be adjusted at the time of separation as if the Parent distributed to all or substantially all holders of ordinary shares, shares of the Parent’s share capital, evidences of indebtedness, other assets or property of the Parent or rights, options or warrants to acquire the Parent’s share capital or other securities as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Except as stated herein, we will not adjust the fixed exchange rates for the issuance of ordinary shares or any securities exchangeable into or exchangeable for ordinary shares or the right to purchase ordinary shares or such exchangeable or exchangeable securities.

Notwithstanding any of the foregoing, the fixed exchange rates will not be adjusted:

•

upon the issuance of any ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent’s securities and the investment of additional optional amounts in ordinary shares under any plan;

•

upon the issuance of any ordinary shares or options or rights to purchase those ordinary shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Parent or any of its subsidiaries;

•

upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable or exchangeable security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a third-party tender offer other than as described under clause (5) above;

•	for a change solely in the par value of ordinary shares;

•	for accrued and unpaid interest (including deferred interest), if any; or

•	for an event otherwise requiring an adjustment as described herein if such event is not consummated.

Adjustments to the fixed exchange rates will be calculated to the nearest 1/10,000th of an ordinary share. Prior to any mandatory exchange date or exchange date, no adjustment in the exchange rate will be required unless the adjustment would require an increase or decrease of at least one percent in the exchange rate. If any adjustment is not required to be made because it would not change the exchange rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment regardless of whether such subsequent increase or decrease would change the exchange rate by at least one percent. On the earlier of any mandatory exchange date or exchange date or the effective date of a fundamental change, adjustments to the exchange rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

If an adjustment is made to the fixed exchange rates, an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clauses of the definition of the exchange rate will apply on the stated maturity date. Because the applicable market value is an average of the last reported sale prices of the ordinary shares over a 20 consecutive trading day period, we will make appropriate adjustments to the last reported sale prices prior to the relevant ex-date, effective date or expiration date, as the case may be, used to calculate the applicable market value to account for any adjustments to the initial price, the threshold appreciation price and the fixed exchange rates that become effective during the period in which the applicable market value is being calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made, solely to the extent we determine in our good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to the provision set forth above.

Recapitalizations, Reclassifications and Changes of Ordinary Shares

In the case of:

•	any recapitalization, reclassification or change of ordinary shares (other than changes resulting from a subdivision or consolidation or change in par value),

•	any consolidation, merger, amalgamation, scheme of arrangement or offer or combination involving the Parent,

•	any sale, lease or other transfer to a third party of the consolidated assets of the Parent and its subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which the ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, in lieu of being exchangeable into ordinary shares, each note will be exchangeable into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of ordinary shares would have received in such transaction (the “reference property,” and the amount and kind of reference property that a holder of one ordinary share would have received in such transaction, a “unit of reference property”). In particular, at and after the effective time of the transaction, any ordinary shares that we would have been required to deliver upon exchange of the notes as set forth under “—Exchange of the Notes” will instead be deliverable in units of reference property. If the transaction causes ordinary shares to be exchanged into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the composition of a unit of reference property will be deemed to be (i) the weighted average per ordinary share of the types and amounts of consideration received by the holders of ordinary shares that affirmatively make such an election or (ii) if no shareholders affirmatively make such election, the types and amounts of consideration actually received by shareholders. Following any such transaction, the applicable exchange rate shall be determined using the applicable market value of the exchange property, and such value will be determined with respect to any publicly traded securities that compose all or part of the exchange property, based on the last reported sale price of such securities; in the case of any cash that composes all or part of the exchange property, based on the amount of such cash; and in the case of any other property that composes all or part of the exchange property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by us for this purpose. We will notify holders and the trustee in writing of the weighted average as soon as practicable after such determination is made.

Consolidation, Merger, Amalgamation and Sale of Assets

The indenture will provide with respect to the notes that neither we nor the Parent shall consolidate with or merge or amalgamate into any person or enter into a scheme of arrangement (unless we are or the Parent is, as applicable, the surviving person) or sell, lease or otherwise transfer our respective consolidated properties and assets, substantially as an entirety, to another person (other than for the Parent to sell, lease or otherwise transfer such assets or properties to one or more of its direct or indirect wholly owned subsidiaries), unless:

(1)	the person (if other than us or the Parent, as applicable) formed by such consolidation or into which we are or the Parent is, as applicable, merged, amalgamated or of which we or the Parent becomes pursuant to a scheme of arrangement or the person which acquires by sale, lease or other transfer the consolidated properties and assets of us or the Parent, substantially as an entirety, shall (i) be a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Ireland (meaning Ireland exclusive of Northern Ireland), the United Kingdom, The Kingdom of the Netherlands, another member country of the European Union or Bermuda or the laws of any other jurisdiction and (ii) expressly assumes, by an indenture supplemental to the indenture governing the notes, executed and delivered to the trustee, in form satisfactory to the trustee, the obligations of us or the Parent, as the case may be, under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts as described above under “—Additional Amounts”); and

(2)	after giving effect to such transaction, no event of default or default shall have occurred and be continuing.

Upon any such consolidation, merger, amalgamation or transfer, the resulting, surviving, transferee or successor person (if not us or the Parent, as the case may be) shall succeed to, and may exercise every right and power of ours or the Parent’s under, the indenture, and we or the Parent, as the case may be, shall be discharged from the obligations under the notes and the indenture except in the case of any such lease.

Events of Default

Each of the following is an event of default with respect to the notes:

(1)	we fail to pay or cause to be paid an installment of interest, if any, on any of the notes, which failure continues for 30 days after the date when due (after giving effect to our deferral rights described under “—Deferral of Interest Payments”);

(2)	we or the Parent, as applicable, fail to deliver when due the consideration deliverable upon exchange of the notes and such failure continues for ten business days;

(3)	failure by us or the Parent to comply with our respective obligations under “—Consolidation, Merger, Amalgamation and Sale of Assets;”

(4)	failure by us to give notice of the occurrence of a fundamental change when due;

(5)	we fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the notes or the indenture and not otherwise explicitly provided for in this section for a period of 60 days after receipt by us of notice of such failure from the trustee or by us and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding notes;

(6)	certain events of bankruptcy, insolvency, examinership or reorganization of us, the Parent or any significant subsidiary that the Parent may have; or

(7)	the guarantee of the Parent ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding.

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income (or loss) from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $100.0 million.

If an event of default occurs and is continuing (other than an event of default arising under clause (6) above with respect to us or the Parent, in which case no declaration of acceleration or notice shall be required), the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare all notes to be due and payable immediately. Upon such a declaration of acceleration or event of default arising under clause (6) above with respect to us or the Parent, the notes will be automatically exchangeable into ordinary shares as described under “—Exchange of the Notes—Automatic Exchange upon Acceleration of the Notes” at the maximum exchange rate, and such obligation, together with the interest make-whole amount, shall become immediately due and payable. The holders of a majority in principal amount of the notes then outstanding by written notice to the trustee and us may waive such default or event of default (other than any default or event of default in the payment of interest when due (after giving effect to our deferral rights described under “—Deferral of Interest Payments”) or failure to deliver consideration due upon exchange). Holders of a majority in principal amount of the then outstanding notes may rescind an acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	accrued and unpaid interest (including deferred interest), if any (subject to our deferral rights described under “—Deferral of Interest Payments”), on; and

•	the consideration due upon exchange of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered and provided to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of interest (subject to our deferral rights) when due, or the right to receive payment or delivery of the consideration due upon exchange, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered and provided to the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions and the rights of the trustee under the indenture, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of interest on any note or a default in the delivery of the consideration due upon exchange, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during such fiscal year.

The trustee shall not be deemed to have notice of any default or event of default (other than a payment default) unless a responsible officer of the trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a responsible officer of the trustee at the corporate trust office of the trustee, and such notice references the notes and the indenture.

Payments of interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date, to the extent permitted by law.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority of the principal amount of then outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority of the principal amount of then outstanding notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may:

(1)	alter the manner of calculation or rate of accrual of interest on any note or change the time of payment of any installment of interest on any note;

(2)	make any of the notes payable in money or securities other than that stated in the note;

(3)	change the stated maturity of any note;

(4)	reduce the principal amount with respect to any of the notes;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to any note or with respect to the exchange of any note;

(6)	adversely affect the exchange rights of the notes, including by modifying any of the notice provisions;

(7)	change the percentage in aggregate principal amount of then outstanding notes necessary to modify or amend the indenture or to waive any existing or past default or event of default;

(8)	change the ranking of the notes or guarantee (other than to make such obligations senior obligations);

(9)	change our obligation to pay additional amounts in respect of any note;

(10)	reduce the amount of notes whose holders must consent to an amendment or make any other change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(11)	release the Parent from its obligations under its guarantee or the indenture.

We, the Parent and the trustee may modify certain provisions of the indenture without the consent of any holder of the notes, including to:

(1)	evidence a successor to us or the Parent and the assumption by that successor of our or the Parent’s respective obligations under the indenture and the notes;

(2)	provide for the exchange of notes into reference property and effect any other changes to the terms of the notes required under the indenture in connection therewith;

(3)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(4)	secure our obligations in respect of the notes;

(5)	evidence and provide for the acceptance of the appointment of a successor trustee in accordance with the indenture;

(6)	cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in the indenture;

(7)	add guarantees with respect to the notes;

(8)	comply with the rules of any applicable securities depositary, including DTC;

(9)	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(10)	permit for the issuance of additional notes in accordance with the indenture;

(11)	make any other changes to the Indenture that would not reasonably be expected to adversely affect the interests of the holders (other than those of a holder that has consented to such change); or

(12)	conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet, to the extent that the trustee has received an officer’s certificate stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in such “Description of Notes” section.

In addition, the base indenture may be amended or supplemented without the consent of holders of notes in certain circumstances, including, to provide for the establishment of other series of securities to be issued under the indenture.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to send to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge; No Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, or exchangeable on a mandatory basis, whether at the stated maturity or upon exchange or otherwise, cash and/or ordinary shares, if any (solely to satisfy outstanding exchanges, as applicable), sufficient to deliver all ordinary shares and to pay all sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture. The defeasance provisions of the base indenture will not be applicable to the notes.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to accrued interest payable on the notes and the exchange rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Trustee

Deutsche Bank Trust Company Americas is the trustee, security registrar, paying agent and exchange agent. Deutsche Bank Trust Company Americas, in each of its capacities, including without limitation as trustee, security registrar, paying agent and exchange agent assumes no responsibility for the accuracy or completeness of the information concerning us, the Parent or our affiliates or any other party contained in this document or the related documents or for any failure by us, the Parent or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We may in the future maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law; Submission to Jurisdiction

The indenture provides that it and the notes will be governed by and construed in accordance with the laws of the State of New York. The indenture also provides that we and the parent have submitted to jurisdiction of federal courts in New York with respect to disputes or claims made under the indenture.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. References to “holders” or “you” in this description are to registered holders unless the context otherwise indicates.

Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the paying agent to DTC’s nominee as the registered holder of the global note. Neither we nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Unless we agree otherwise, notes in physical, certificated form will be issued and delivered to, and registered in the name of, each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and DTC requests that the notes be issued in physical, certificated form.

DESCRIPTION OF WEATHERFORD’S ORDINARY SHARES

The following description is a summary of Weatherford’s share capital. This summary does not purport to be complete and the statements in this summary are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Irish Companies Act and Weatherford’s memorandum and articles of association, which is incorporated herein by reference. We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital

As of September 15, 2015, Weatherford’s authorized share capital is €40,000 and $1,356,000 divided into 40,000 deferred ordinary shares with a nominal value of €1.00 per share and 1,356,000,000 ordinary shares with a nominal value of $0.001 per share. The authorized share capital includes 40,000 deferred ordinary shares with a nominal value of €1.00 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies.

Weatherford may allot and issue shares subject to the maximum authorized share capital contained in the memorandum and articles of association. The authorized maximum may be increased or reduced by a simple majority of votes cast, in person or by proxy, at a general meeting of shareholders (referred to under Irish law as an “ordinary resolution”). Weatherford may from time to time issue shares with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as determined by an ordinary resolution of the shareholders.

Under Irish law, the board of directors of a company may issue new ordinary shares having the rights provided for in the articles of association without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting, subject at all times to the maximum authorized share capital. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, Weatherford has been authorized in its articles of association and by ordinary resolution to issue new ordinary shares having the rights provided for in the articles of association without shareholder approval for a period of five years from June 6, 2014, up to the maximum authorized, but unissued, share capital. The rights and restrictions to which the ordinary shares are subject are prescribed by the articles of association.

Irish law does not recognize fractional shares held of record. Accordingly, Weatherford’s articles of association do not provide for the issuance of fractional shares, and the official Irish register does not reflect any fractional shares.

Whenever an alteration or reorganization of Weatherford’s share capital would result in any shareholder becoming entitled to fractions of a share, Weatherford’s directors may, on behalf of those shareholders that would become entitled to fractions of a share arrange for the sale of the shares representing fractions and distribute the net proceeds of such sale in due proportion among the shareholders who would have been entitled to the fractions and for this purpose the directors may authorize any person to execute any instruments or other documents required to transfer the shares representing fractions to the transferee thereof. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Issued Share Capital

As of September 15, 2015, Weatherford’s issued share capital is $776,885, comprised of approximately 776,885,410 ordinary shares with a nominal value of $0.001 per share and 7 deferred ordinary shares with a nominal value of €1.00 per share.

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Weatherford opted out of these preemption rights in its articles of association and by special resolution as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, this opt-out must be so renewed in accordance with Irish statutory requirements. A “special resolution” requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of the shareholders at which a quorum is present. If the opt-out is not renewed, shares to be issued for cash must be offered to the existing shareholders on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply:

•	where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition);

•	to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or

•	where shares are issued pursuant to employee equity compensation plans.

Under Irish law, Weatherford is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Act.

Weatherford’s articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which it is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Weatherford is subject to the rules of the NYSE and the U.S. federal tax laws that require shareholder approval of certain equity plan and share issuances. Its board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant maximum authorized share capital for the time being in effect).

Dividends

Under Irish law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made, and includes reserves created by way of a court-approved share capital reduction. In addition, no distribution or dividend may be made unless Weatherford’s net assets are equal to, or in excess of, the aggregate of its paid-up share capital plus undistributable reserves and the distribution or dividend does not reduce its net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Weatherford’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed its accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Weatherford has sufficient distributable profits to fund a dividend must be made by reference to its “relevant entity financial statements.” The “relevant entity financial statements” will be either the last set of unconsolidated annual audited financial statements or “initial” or “interim” financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of

Weatherford’s unconsolidated financial position and accord with accepted accounting practice. The relevant entity financial statements are filed in the Companies Registration Office (the official public registry for companies in Ireland).

Weatherford’s articles of association authorize the board of directors to declare dividends without shareholder approval to the extent that the declaration of such dividends appears justified by profits. Weatherford’s directors may also recommend a dividend to be approved and declared by the shareholders at an annual general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend may exceed the amount recommended by Weatherford’s directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

Weatherford’s directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to it in relation to the ordinary shares.

Share Repurchases, Redemptions and Conversions

Overview

Weatherford’s articles of association provide that, unless its directors determines otherwise, any ordinary share that it has agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by Weatherford may technically be effected as a redemption.

If Weatherford’s articles of association did not contain such provision, all repurchases by Weatherford would be subject to many of the same rules that apply to purchases of its shares by subsidiaries described below under “—Purchases by Subsidiaries” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, references elsewhere in this prospectus supplement to repurchasing or buying back shares refer to the redemption of shares by Weatherford or the purchase of shares of Weatherford by a subsidiary of Weatherford, in each case in accordance with Weatherford’s memorandum and articles of association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, repurchased and redeemed shares may be cancelled or held as treasury shares. The aggregate nominal value of shares held in treasury at any time must not exceed 10% of the aggregate nominal value of issued share capital. Weatherford may not exercise any voting rights in respect of any shares held as treasury shares. Weatherford may cancel treasury shares or re-issue them subject to certain conditions.

Weatherford may also issue redeemable shares and redeem them out of distributable profits or the proceeds of a new issue of shares for that purpose. Weatherford may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the aggregate nominal value of its entire issued share capital. All redeemable shares must also be fully paid-up and the terms of redemption of the shares must provide for payment on redemption. Weatherford may also be given authority to purchase its own shares on-market on a recognized stock exchange such as the NYSE or off-market with such authority to be given by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by its subsidiaries.

Purchases by Subsidiaries

Under Irish law, Weatherford’s subsidiaries may purchase Weatherford’s ordinary shares on-market on a recognized stock exchange such as NYSE or off-market.

For one of Weatherford’s subsidiaries to make on-market purchases of ordinary shares, Weatherford’s shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase of ordinary shares by one of these subsidiaries is required. For a purchase by a subsidiary of the ordinary shares off-market, the proposed purchase contract must be authorized by special resolution of Weatherford’s shareholders before the contract is executed. The person whose shares are to be bought back cannot vote in favor of the special resolution, and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by Weatherford’s shareholders at its registered office.

The number of shares in Weatherford’s capital held by its subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of Weatherford’s issued share capital. While a subsidiary holds shares in Weatherford’s capital, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of ordinary shares by a subsidiary must be funded out of distributable profits of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Weatherford’s articles of association provide that it will have a first and paramount lien on every share for all moneys, whether currently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. The provision is a standard inclusion in the articles of association of an Irish public limited company such as Weatherford and will only be applicable to its shares that have not been fully paid-up.

Consolidation and Division; Subdivision

Weatherford’s articles of association provide that it may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares, or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Weatherford may, by ordinary resolution, effect a reduction in its authorized but unissued share capital by cancelling unissued shares. Weatherford also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Act.

Annual Meetings of Shareholders

As a matter of Irish law, Weatherford is required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after its fiscal year-end.

Weatherford’s articles provide that business may be properly brought before a meeting if directed by a court of competent jurisdiction or if the chairman decides in his discretion that it may be regarded as within the scope of the meeting. The provisions of Weatherford’s articles of association relating to general meetings shall apply to every general meeting of the holders of any class of shares.

As provided under Irish law, notice of an annual or extraordinary general meeting must be given to all Weatherford shareholders and to its auditors.

Weatherford’s articles of association provide for the minimum statutory notice periods of 21 days’ notice in writing for an annual meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

Extraordinary General Meetings of Shareholders

As provided under Irish law, extraordinary general meetings may be convened:

•	by Weatherford’s directors;

•	on requisition of Weatherford’s shareholders holding not less than 10% of its paid-up share capital carrying voting rights;

•	on requisition of Weatherford’s auditors; or

•	in exceptional cases, by court order.

Extraordinary general meetings are typically held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by Weatherford’s shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, Weatherford’s directors have 21 days to convene a meeting of its shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If Weatherford’s directors do not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If Weatherford’s directors become aware that Weatherford’s net assets are not greater than half of the amount of its called-up share capital, they must convene an extraordinary general meeting of Weatherford’s shareholders not later than 28 days from the date that the directors learn of this fact to consider how to address the situation (the meeting to be held within 56 days of that date).

Quorum for General Meetings

Weatherford’s articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be two or more persons holding or representing by proxy more than 50% of the total issued voting rights of Weatherford’s shares, provided that if Weatherford only has one shareholder, one shareholder present in person or by proxy shall constitute a quorum.

Voting

Under Weatherford’s articles of association, each of Weatherford’s shareholders is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Neither Irish law nor any of Weatherford’s constituent document places limitations on the right of nonresident or foreign owners to vote or hold shares.

Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the articles of association, any question, business or resolution proposed at any general meeting shall be decided by an ordinary resolution (i.e., by a simple majority of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present).

At any of Weatherford’s general meetings, all resolutions will be decided on a show of hands unless a poll is demanded by:

•	the chairman;

•	at least three shareholders present in person or by proxy;

•	any shareholder or shareholders present in person or proxy and holding not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting; or

•

any shareholder or shareholders holding shares in Weatherford’s capital conferring the right to vote at the meeting being shares on which an aggregate sum has been paid-up equal to not less than one tenth of the total sum paid-up on all the shares conferring that right.

Irish law requires approval of certain matters by “special resolutions” of the shareholders at a general meeting (i.e., by not less than 75% of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present). Examples of matters requiring special resolutions include:

•	amending Weatherford’s objects or memorandum of association;

•	amending Weatherford’s articles of association;

•	approving a change of Weatherford’s name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the memorandum or articles of association do not provide otherwise);

•	repurchase of Weatherford’s own shares off-market;

•	reduction of Weatherford’s issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that Weatherford be wound-up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

As a matter of Irish law, unless the memorandum or articles of association provide otherwise, any variation of class rights attaching to Weatherford’s issued shares must be approved: (i) in writing by the holders of 75% or more of the issued shares in that class or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class; provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

Inspection of Books and Records

Under Irish law, shareholders have the right to:

•	receive a copy of Weatherford’s memorandum and articles of association and any act of the Irish government that alters Weatherford’s memorandum of association;

•	inspect and obtain copies of the minutes of Weatherford’s general meetings and resolutions;

•	inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Weatherford;

•	receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting; and

•	receive balance sheets of any of Weatherford’s subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years.

The auditors’ report must be circulated to the shareholders with Weatherford’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting.

Acquisitions

There are two principal methods used to acquire listed Irish public companies: (i) a takeover offer; or (ii) a scheme of arrangement. Each method is subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder. See “Anti-Takeover Measures” below.

Under a takeover offer, the bidder will make a general offer to the target shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or having agreed to acquire (pursuant to the offer, or otherwise) securities conferring more than 50% of the voting rights of the target. The bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than a specific percentage of the target shares to which the offer relates. The percentage for companies listed on regulated markets in the European Economic Area (“EEA”) is 90%. As Weatherford is not listed on an EEA regulated market (NYSE only), the relevant applicable percentage for Weatherford is 80%. Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement is a statutory procedure which can be utilized to acquire an Irish company. A scheme of arrangement involves the target company putting an acquisition proposal to its shareholders, which can be (i) a transfer scheme, pursuant to which their shares are transferred to the bidder in return for the relevant consideration or (ii) a cancellation scheme, pursuant to which their shares are cancelled in return for the relevant consideration, with the result in each case that the bidder will become the 100% owner of the target company. A scheme of arrangement requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the target company. The scheme also requires the sanction of the High Court of Ireland. Subject to the requisite shareholder approval and sanction of the High Court, the scheme will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

There is also a statutory procedure under the European Communities (Cross-Border Mergers) Regulations 2008 whereby a variety of business combinations between Irish companies and other EEA incorporated companies (including mergers) can be effected, although, to date, it has been rarely used for listed public company acquisitions. Among other matters, a cross border merger will require the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting together with the sanction of the High Court of Ireland.

The Irish Companies Act also contains statutory provisions relating to mergers between Irish companies and mergers between Irish companies and companies from different states within the EEA which are based on the European Communities (Cross-Border Mergers) Regulations 2008.

Appraisal Rights

Under a takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as Weatherford and a company incorporated in the EEA, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Similar rights apply under the Irish Companies Act in the case of a merger of an Irish public limited company such as Weatherford into another company to which the provisions of the Irish Companies Act apply.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder therefore must make such a notification to Weatherford if, as a result of a transaction, the shareholder will be interested in 3% or more of Weatherford’s relevant share capital; or if, as a result of a transaction, a shareholder who was interested in more than 3% of Weatherford’s relevant share capital ceases to be so interested. Where a shareholder is interested in more than 3% of Weatherford’s relevant share capital (i.e., voting shares), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Weatherford.

The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of Weatherford’s ordinary share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to us within five business days of the alteration of the shareholder’s interests that gave rise to the requirement to notify.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of Weatherford’s shares, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the High Court of Ireland to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, under the Irish Companies Act, Weatherford may, by notice in writing, require a person whom it knows or has reasonable cause to believe, to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been, interested in shares comprised in Weatherford’s relevant share capital: (i) to indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in Weatherford’s shares, to give such further information as Weatherford may require, including particulars of such person’s own past or present interests in the shares. Any information given in response to the notice is required to be given in writing within such reasonable time as Weatherford may specify in the notice.

Where such a notice is served by Weatherford on a person who is or was interested in Weatherford’s shares and that person fails to give it any of the requested information within the reasonable time specified, Weatherford may apply to the High Court of Ireland for an order directing that the affected shares be made subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the High Court of Ireland are as follows:

•	any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Weatherford on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the High Court of Ireland may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Measures

A transaction in which a third party seeks to acquire 30% or more of Weatherford’s voting rights will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder.

The Irish Takeover Rules regulate the conduct of takeovers of, and certain other transactions affecting, Irish public companies listed on certain stock exchanges (including the NYSE). The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field.

The Irish Takeover Rules are based on the following general principles which will apply to the conduct of takeovers:

•	all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in Weatherford’s interests as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that he or she can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

The Irish Takeover Rules include mandatory bid rules, share dealing restrictions, confidentiality objections and restrictions on frustrating actions. In particular, the board of directors of a target is not permitted without shareholder approval at a duly convened general meeting to take certain actions which might frustrate a takeover once the board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent.

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure, although the ability of the board of directors to do so would be subject to their fiduciary duties and, during the course of an offer, the Irish Takeover Rules. However, there is no directly relevant case law on this issue.

Corporate Governance

Weatherford’s articles of association allocate authority over the day-to-day management of its affairs to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the board of directors will remain responsible, as a matter of Irish law, for the proper management of Weatherford’s affairs. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

Weatherford’s current legal and commercial name is Weatherford International public limited company. Weatherford was incorporated in Ireland on March 3, 2014 as a private limited company with registration number 540406, and re-registered as a public limited company on May 29, 2014. Weatherford’s fiscal year ends on December 31st and its registered address is 70 Sir Rogerson’s Quay, Dublin 2, Ireland.

Appointment of Directors

Weatherford’s articles of association provide that the number of directors will not be less than three nor more than 14, subject to (i) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series and/or (ii) any resolution passed increasing the number of directors. The authorized number of directors (within such fixed maximum and fixed minimum numbers) is determined by Weatherford’s directors.

At each annual general meeting of Weatherford’s shareholders, all of its directors serving on the board of directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed as a director unless nominated as follows:

•	by the affirmative vote of two-thirds of Weatherford’s board of directors;

•

with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares in Weatherford’s capital carrying the general right to vote at its general meetings, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in Weatherford’s articles of association;

•

with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Irish Companies Act, by any shareholder or shareholders who holds ordinary shares or other shares in Weatherford’s capital carrying the general right to vote at its general meetings and who makes such nomination in the written requisition of the extraordinary general meeting and timely complies with the notice procedures set forth in Weatherford’s articles of association; or

•

by holders of any class or series of Weatherford’s shares then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

•	by Weatherford’s shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose;

•	by Weatherford’s board in accordance with its articles of association; and

•

so long as there is in office a sufficient number of directors to constitute a quorum of the board in accordance with Weatherford’s articles of association, Weatherford’s directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors provided that the total number of directors shall not at any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Irish Companies Act and notwithstanding anything contained in Weatherford’s memorandum and articles of association or in any agreement between Weatherford and a director, shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a shareholders’ meeting at which the director is entitled to be heard. Weatherford’s articles of association provide that Weatherford may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between Weatherford and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Weatherford in respect of his removal.

Duration; Dissolution; Rights upon Liquidation

Weatherford’s duration of existence is unlimited. Weatherford may be dissolved and wound-up at any time by way of a shareholders’ voluntary winding-up or a creditors’ winding-up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Weatherford may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where it has failed to file certain returns.

The rights of Weatherford’s shareholders to a return of its assets on dissolution or winding-up, following the settlement of all claims of creditors, may be prescribed in Weatherford’s articles of association. If Weatherford’s articles of association contain no specific provisions in respect of a dissolution or winding-up, then, subject to the priorities of any creditors, the assets will be distributed to Weatherford’s shareholders in proportion to the paid-up nominal value of the shares held. Weatherford’s articles of association provide that its ordinary shareholders are entitled to participate pro rata in a winding-up.

Stock Exchange Listing

Weatherford’s ordinary shares are listed on the NYSE under the symbol “WFT.”

No Liability for Further Calls or Assessments

The shares to which the notes issued in this offering are exchangeable will, following valid exchange, be duly and validly issued as fully paid-up.

Transfer and Registration of Shares

Weatherford’s register of members (the “Official Share Register”), which Weatherford is required to maintain under the Irish Companies Act, is maintained by its transfer agent. Registration in the Official Share Register will be determinative of membership. A person who holds shares beneficially will not have his, or her, name entered in the Official Share Register, and for the purposes of Irish law, will not be the registered holder of such shares. Instead, any depository or other nominee whose name is entered in the Official Share Register will be the registered holder of such shares. Accordingly, a transfer of shares from a person who holds shares beneficially to a person who also holds shares beneficially through a depository or other nominee will not be registered in Official Share Register, as the depository or other nominee will remain the registered holder of such shares.

A written instrument of transfer is generally required under Irish law in order to effect a transfer of the registered interest in shares and update the Official Share Register. Accordingly, a written instrument of transfer will be required for transfers of shares: (i) from a registered holder of shares to any other person; (ii) from a person who holds shares beneficially (where the registered interest is held by the depository or other nominee) to another person who wishes, on transfer, to be registered as the registered holder of such shares; (iii) from a person who holds shares beneficially to another person who also wishes, on transfer, to hold such shares beneficially but where the transfer involves a change in the depository or other nominee that is the registered holder of the shares to be transferred; or (iv) by a registered holder into his or her own broker account (or vice versa).

Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer in the Official Share Register. However, a registered holder may transfer shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a subsequent sale of the shares to a third party.

Any transfer of Weatherford’s ordinary shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to the transfer agent. Weatherford, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permit, may, or may provide that a subsidiary of Weatherford will, pay Irish stamp duty arising on a transfer of ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by Weatherford or any of its subsidiaries on behalf of the transferee, then in those circumstances, Weatherford will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (iii) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by Weatherford or its subsidiary for the amount of stamp duty paid. Weatherford’s lien shall extend to all dividends paid on those ordinary shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in Weatherford’s shares has been paid unless one or both of such parties is otherwise notified by Weatherford.

Weatherford’s articles of association delegate to its secretary, any assistant secretary or a relevant authorized delegate the authority to execute an instrument of transfer on behalf of a transferor.

To help ensure that the Official Share Register is regularly updated to reflect trading of Weatherford’s shares occurring through electronic systems, Weatherford intends to regularly produce such instruments of transfer as may be required to effect any transfers of registered interests in shares. These may involve transactions for which Weatherford pays stamp duty, subject to the reimbursement and set-off rights described above. In the event that Weatherford notifies one or both of the parties to a share transfer that Weatherford believes stamp duty is required to be paid in connection with such transfer and that Weatherford will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Weatherford for this purpose) or request that Weatherford execute an instrument of transfer on behalf of the transferring party in a form determined by Weatherford. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to the transfer agent, the transferee named therein will be registered as the registered holder of the relevant shares on the Official Share Register (subject to the matters described below).

The registration of transfers may be suspended by Weatherford’s directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (defined below) under present law of the purchase, ownership and disposition of the notes and the ordinary shares acquired upon an exchange of the notes. The discussion below applies only to U.S. Holders that acquire the notes in this offering, hold the notes and any ordinary shares acquired upon an exchange of the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and have the U.S. dollar as their functional currency. The discussion below is based on the Code, existing and, in some cases, proposed U.S. Treasury regulations, as well as judicial and administrative interpretations thereof, all as of date of this prospectus supplement. All of the foregoing authorities are subject to change or differing interpretation, which change or differing interpretation could apply retroactively and could affect the tax consequences described below. There can be no assurance that the IRS will not assert a different position concerning any of the tax consequences discussed below or that any such position would not be sustained by a court. This summary does not address any estate or gift tax consequences or any state, local, or non-U.S. tax consequences, nor does it address the Medicare contribution tax on net investment income.

The following discussion does not describe all of the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:

•	banks;

•	certain financial institutions;

•	real estate investment trusts;

•	regulated investment companies;

•	insurance companies;

•	broker dealers;

•	traders that elect to mark to market;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	certain U.S. expatriates;

•	persons holding our ordinary shares as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

•	persons that actually or constructively own (or are deemed to own) 10% or more of our voting stock;

•	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	“passive foreign investment companies” or “controlled foreign corporations” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	shareholders who purchase or sell their shares as part of a wash sale for tax purposes; and

•	persons holding our ordinary shares through partnerships or other pass-through entities.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, DISPOSITION AND EXCHANGE OF THE NOTES AND OF THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES THEY ACQUIRE IN AN EXCHANGE OF THE NOTES.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” applies to a holder that is a beneficial owner of the notes (or of our ordinary shares acquired upon an exchange of the notes) and is, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax treatment of an entity treated as a partnership for U.S. federal income tax purposes that holds the notes or the ordinary shares acquired upon an exchange of the notes generally will depend on such partner’s status and the activities of the partnership. A U.S. Holder that is a partner in such a partnership should consult its tax advisor.

This discussion assumes that Weatherford is not, and will not become, a passive foreign investment company, as described below under “—Taxation of the Ordinary Shares Acquired in Exchange for the Notes—Passive Foreign Investment Company Rules.”

Taxation of the Notes

Characterization of the Notes

We believe it is reasonable to treat the purchase, ownership and exchange of the notes as producing U.S. federal income tax consequences that are comparable to a prepaid forward purchase of the ordinary shares of Weatherford. Except as specifically indicated otherwise, the remainder of this discussion assumes the correctness of such treatment.

Interest on the Notes

Although the U.S. federal income tax characterization of payments of interest on the notes is not entirely clear, a U.S. Holder of a note should expect that such amounts (including any taxes withheld from the payment and any additional amounts paid with respect thereto) will be included as ordinary income as such amounts are received or accrued in accordance with the holder’s method of accounting for U.S. federal income tax purposes. While not clear, because the payment of interest could be deferred, a U.S. Holder that is on an accrual method of accounting may be required to accrue such ordinary income in advance of the receipt of corresponding amounts. Such payments are expected to be treated as foreign source income for foreign tax credit purposes. The limitation on foreign taxes eligible for foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, interest on the notes generally should constitute “passive category” income or, in the case of certain U.S. Holders, “general category income.”

Alternatively, payments of interest on the notes may be more properly treated as an adjustment to the purchase price of the ordinary shares to be received in exchange for the notes, in which case the receipt of such payments would not, generally, be subject to tax. U.S. Holders should consult their own tax advisors regarding the treatment of interest on the notes.

Sale or Other Taxable Disposition of the Notes

Except as provided below under “—Exchange of Notes,” upon a sale or other taxable disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between (i) the sum of the amount of cash plus the fair market value of other property received by the U.S. Holder (reduced by any amount attributable to accrued but unpaid interest, which should be taxable in the manner described above under “—Interest on the Notes”); and (ii) the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note will generally be equal to the amount that the U.S. Holder paid for the note. We believe it is reasonable to take the position that a note is an instrument the taxable disposition of which produces capital gain or loss, in which case the capital gain or loss would be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the note exceeds one year. Such gain or loss will likely be treated as U.S. source gain or loss. Non-corporate U.S. Holders (including individuals) generally are subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.

Exchange of the Notes for Ordinary Shares

Under the above characterization of the notes, when the U.S. Holder exchanges a note for our ordinary shares, the U.S. Holder should not recognize gain or loss with respect to such exchange. The U.S. Holder should have a tax basis in such ordinary shares equal to the U.S. Holder’s tax basis in the notes (less the portion of the tax basis of the notes allocable to any fractional ordinary share, as described below). A U.S. Holder’s holding period in the ordinary shares received upon exchange of the notes should, generally, begin on the date of the exchange. The U.S. Holder may recognize gain or loss (which may be short-term capital gain or loss) with respect to cash received in lieu of a fractional ordinary share, in an amount equal to the difference between the cash received and the portion of the basis of the notes allocable to the fractional ordinary share (based on the relative number of full ordinary shares received and the fractional ordinary share allocable to the U.S. Holder).

Any payment received for any accrued and unpaid interest in connection with the exchange will be taxed in the manner described above under “—Interest on the Notes.” In the event an exchange takes place in connection with a fundamental change, the treatment of an additional payment relating to the present value of all remaining interest payments on the notes through the maturity date is not entirely clear. Such payment, whether paid in cash or in ordinary shares, may be treated as ordinary income.

Possible Alternative Characterization of the Notes

Due to the absence of authority as to the proper characterization of the notes and the absence of any comparable instruments for which there is a widely accepted tax treatment, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. For example, the IRS might seek to treat the notes as an equity interest in Weatherford Bermuda or Weatherford. There are also other possible characterizations of the notes. Any such alternative characterization of the notes could affect the timing and character of income, gain and loss recognized by a U.S. Holder and could result in the exchange of notes for ordinary shares being treated as a taxable transaction. U.S. Holders are urged to consult their own tax advisors regarding possible alternative characterizations of the notes and the resulting tax consequences.

Taxation of the Ordinary Shares Acquired in Exchange for the Notes

Dividends and Other Distributions on Our Ordinary Shares

The gross amount of distributions made by us with respect to our ordinary shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will be includable in a U.S. Holder’s gross income in the year received as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. With respect to certain non-corporate U.S. Holders (including individuals), dividends may be taxed at the lower capital gains rate applicable to “qualified dividend income,” provided that (1) either our ordinary shares are readily tradable on an established securities market in the United States or we qualify for benefits under the income tax treaty between the U.S. and Switzerland, which we expect to be the case, (2) certain holding period requirements are met and (3) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under IRS authority, common or ordinary shares generally are considered, for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as are our ordinary shares.

The dividends will generally be foreign source and considered “passive category” income. Non-U.S. taxes withheld therefrom, if any, may be used as a credit against or a deduction (in lieu of credit) in computing the U.S. Holder’s U.S. federal income tax liability, subject to applicable limitations. Non-U.S. taxes eligible for credit are calculated separately with respect to specific classes of foreign source income. An election to deduct non-U.S. taxes instead of claiming foreign tax credits applies to all non-U.S. taxes paid or accrued in the taxable year. If we are a “United States-owned foreign corporation,” however, a portion of the dividends allocable to our U.S. source earnings and profits may be re-characterized as U.S. source. A “United States-owned foreign corporation” is any foreign corporation in which U.S. persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. The rules governing the treatment of foreign taxes and foreign tax credits are complex, and U.S. Holders should consult their tax advisors about the impact of these rules in their particular situations.

Sale or Other Taxable Disposition of Our Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, a U.S. Holder will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (generally, the sum of cash and the fair market value of other property received) and the U.S. Holder’s tax basis in such ordinary shares. Any such gain or loss generally will be U.S. source gain or loss and will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in our ordinary shares exceeds one year at the time of the disposition. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.

Passive Foreign Investment Company Rules

We would be classified as a passive foreign investment company (a “PFIC”), for any taxable year if either: (a) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of our assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

Based on our current and projected methods of operation, we do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. This is a factual determination, however, that must be made annually after the close of each taxable year. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder generally would suffer adverse tax consequences, that may include having gains realized on the disposition of the ordinary shares treated as ordinary income rather than capital gain and being subject to punitive interest charges on the receipt of certain distributions and on the proceeds of the sale or other disposition of the ordinary shares. In addition, the U.S. Holder would be deemed to own shares in any of our subsidiaries that are also PFICs and generally would be subject to the treatment described above with respect to any distribution on or disposition of such shares. An election for mark-to-market treatment, however, likely would not be available with respect to any such subsidiaries. If we are considered a PFIC, a U.S. Holder will also be subject to information reporting requirements on an annual basis. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in our ordinary shares.

U.S. Information Reporting and Backup Withholding

Payments with respect to the notes or our ordinary shares and proceeds from the sale or other taxable disposition of the notes or our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct U.S. federal taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund from the IRS of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to our ordinary shares (and possibly the notes), subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions). Substantial penalties may apply if the U.S. Holder fails to comply with these reporting requirements. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of our ordinary shares and the notes.

CERTAIN BERMUDA TAX CONSIDERATIONS

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Weatherford Bermuda or by holders of the Notes. Weatherford Bermuda has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Weatherford Bermuda or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by Weatherford Bermuda in respect of real property owned or leased by Weatherford Bermuda in Bermuda.

CERTAIN IRISH TAX CONSIDERATIONS

The following is a summary of certain Irish tax consequences of the purchase, ownership and disposition of the notes and the Weatherford ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of the notes or the ordinary shares. The summary relates only to the position of persons who are the absolute beneficial owners of the notes or the ordinary shares and may not apply to certain other classes of persons such as dealers in securities or shares.

The summary is based upon current Irish tax laws and practice of the Irish Revenue Commissioners, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Each potential investor in the notes and the ordinary shares should consult their own advisors as to the Irish or other tax consequences of the purchase, beneficial ownership and disposition of the notes and the ordinary shares including, in particular, the effect of any state or local tax laws.

Tax Consequences to Holders

Notes

Sale, Exchange or Other Taxable Disposition of the Notes

Tax on Chargeable Gains

Holders of the notes that are not resident or ordinarily resident in Ireland for Irish tax purposes will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of the notes (including pursuant to the exchange).

Stamp Duty

No Irish stamp duty will arise on the issue, sale, exchange (including an exchange for ordinary shares pursuant to the terms of the notes), conversion, redemption or other disposition of the notes.

Capital Acquisitions Tax

CAT comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of notes if either (i) the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland; or (ii) the notes are regarded as property situated in Ireland (i.e. if the notes are in bearer form and are physically located in Ireland or if the register of the notes is maintained in Ireland).

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts or inheritances received from their parents. Holders of the notes should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Interest Withholding Tax

Payments under the notes can be paid by Weatherford Bermuda and any paying agent acting on behalf of Weatherford Bermuda without any withholding or deduction for or on account of Irish income tax.

The Guarantee

Payments under the guarantee can be paid by Weatherford and any paying agent acting on behalf of Weatherford without any withholding or deduction for or on account of Irish income tax.

Ordinary Shares of Weatherford Received on Exchange of Notes

Taxation of Dividends

The payment of dividends by Weatherford will not be subject to any dividend withholding tax in Ireland provided Weatherford is not a tax resident in Ireland. Weatherford is not currently a tax resident in Ireland.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Tax on Chargeable Gains

Weatherford shareholders that are not a resident or ordinarily resident in Ireland for Irish tax purposes and do not hold the shares in connection with a trade carried on by such shareholders through an Irish branch or agency will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of the shares. A shareholder of Weatherford who is an individual and who is temporarily not a resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized upon subsequent disposal of the shares.

Stamp Duty

There is no Irish stamp duty on the issuance of new shares of an Irish incorporated company. The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee. The Irish stamp duty treatment will vary depending on whether the shares are held through The Depository Trust Company (“DTC”) or not.

•	Shares Held Through DTC

A transfer of Weatherford shares effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty. On the basis that most shares in Weatherford are expected to be held through DTC, it is anticipated that most transfers of shares will be exempt from Irish stamp duty.

•	Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Weatherford shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided:

•	there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a subsequent sale of such shares by a beneficial owner to a third party.

A registered holder may transfer shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a subsequent sale of the shares to a third party.

Any transfer of Weatherford’s ordinary shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to the transfer agent. Weatherford, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permit, may, or may provide that a subsidiary of Weatherford will, pay Irish stamp duty arising on a transfer of ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by Weatherford or any of its subsidiaries on behalf of the transferee, then in those circumstances, Weatherford will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (iii) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by Weatherford or its subsidiary for the amount of stamp duty paid. Weatherford’s lien shall extend to all dividends paid on those ordinary shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in Weatherford’s shares has been paid unless one or both of such parties is otherwise notified by Weatherford.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Weatherford shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Weatherford shares are regarded as property situated in Ireland as the share register of Weatherford must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts or inheritances received from their parents. Weatherford shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

EACH HOLDER OF NOTES OR SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH HOLDER OF NOTES OR SHAREHOLDER.

CERTAIN SWISS TAX CONSIDERATIONS

The following is a summary of certain Swiss tax consequences to non-Swiss holders under present law of the purchase, ownership and disposition (including the exchange) of the notes and the ordinary shares acquired upon the exchange of the notes. The summary does not purport to be a comprehensive description of all of the Swiss tax considerations that may be relevant to a decision to purchase, own or dispose of such notes or shares.

The summary is based upon current Swiss tax laws, applicable court decisions and the practice of the relevant Swiss tax administrations, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only.

The Swiss tax consequences to potential Swiss holders of notes or shares in Weatherford are not covered in this summary, and the Swiss tax consequences for non-Swiss holders discussed below are not a complete analysis or listing of all the possible Swiss tax consequences that may be relevant to you.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE SWISS TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE SWISS FEDERAL AND CANTONAL/COMMUNAL TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, DISPOSITION AND EXCHANGE OF THE NOTES AND OF THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES THEY ACQUIRE IN AN EXCHANGE OF THE NOTES.

Purchase, Ownership and Disposition of Notes and Exchange (Conversion) into Shares

Swiss Income Tax on Interest Payments

A non-Swiss holder will not be subject to Swiss income taxes on interest income in respect of the notes, unless the notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder’s notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax on Capital Gains upon Disposal, Exchange or Other Disposition of the Notes

A non-Swiss holder will not be subject to Swiss income tax on capital gains upon disposal, exchange or other disposition of the notes (including an exchange of the notes for the ordinary shares) unless the holder’s notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax on Cash Payments in lieu of Fractional Shares upon Exchange of the Notes according to the applicable Exchange Rate

A non-Swiss holder will not be subject to Swiss income taxes on cash payments received in lieu of fractional shares upon exchange of the notes in accordance with the applicable exchange rate, unless such cash payments are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Withholding Tax on Interest Payments on the Note

Payments of interest on the notes should not be subject to Swiss federal withholding tax. More specifically, we have obtained an advance ruling from the relevant Swiss tax authorities confirming that, based upon the intended use of proceeds and other Swiss attributes, the notes should not constitute Swiss bonds or bond like instruments subject to Swiss withholding tax. In the unlikely case the notes would nevertheless be subject to Swiss withholding tax, and subject to certain exceptions, we will pay additional amounts such that the note holders receive the agreed interest payment without reduction for any Swiss withholding tax.

Final Withholding Tax

Switzerland concluded agreements with the United Kingdom and Austria on a final withholding tax (Abgeltungssteuer). The agreements with the United Kingdom and Austria entered into force on January 1, 2013. Persons resident in the United Kingdom or Austria receiving investment income (such as, among others, payment of interest on the notes) or realizing capital gains (such as, among others, on the disposal of notes) on their Swiss bank accounts can either opt for a voluntary disclosure of their Swiss bank accounts and the assets held with Swiss banks (for this purpose, including similar financial institutions) to the competent tax authorities of the United Kingdom or Austria, as applicable, or opt for a final withholding tax that is deducted by the Swiss bank on such investment income or capital gains. In the latter case, the Swiss bank has to remit the final withholding tax to the Swiss Federal Tax Administration, which, in turn, will remit the final withholding tax to the competent tax authorities of the United Kingdom or Austria, as applicable. Both agreements on final withholding taxes provide for a carve-out for interest payments to the extent such interest payments are subject to the EU savings tax for Swiss paying agents.

Switzerland might conclude similar agreements on final withholding taxes with other countries.

Swiss Stamp Duties

The issue of the Notes will not be subject to Swiss federal stamp duty on the issue of securities or Swiss federal stamp duty on the dealing in securities. Dealings in the notes in the secondary markets where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss Federal Stamp Duty Act) acts as a party or as an intermediary to the transaction may be subject to Swiss federal stamp duty on dealing in securities. The applicable stamp tax rate would be 0.15% for each of the two parties to a transaction provided that no (partial) exemption applies and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

The cancellation of the notes as part of the mandatory or optional conversion exchange into Weatherford shares will not be subject to Swiss federal stamp duty on dealing in securities. However, the proceeds paid to Weatherford for the issuance of new shares as a result of the mandatory exchange, to the extent no exemption applies, will be subject to issuance stamp duty levied at 1%. Weatherford will be liable for the issuance stamp duty. There is currently a draft tax bill that would, if enacted, have the effect of abolishing the issuance stamp duty on the issuance of new shares.

EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH PURCHASER.

Ownership and Disposition of Shares

Swiss Income Tax on Dividends and Similar Distributions

A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of its Weatherford shares unless the shares are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See “—Swiss Withholding Tax on Distributions to Shareholders.”

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder’s shares are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax on Capital Gains upon Disposal, Exchange or other Disposition of Weatherford shares

A non-Swiss holder will not be subject to Swiss income tax on capital gains upon disposal, exchange or other disposition of the ordinary shares unless the holder’s shares are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Withholding Tax on Distributions to Shareholders

A Swiss withholding tax of 35% is due on dividends and similar distributions to the shareholders of Weatherford, regardless of the place of residency of such shareholders (subject to the exceptions discussed under “—Exemption from Swiss Withholding Tax on Distributions to Shareholders” below). Weatherford, as a Swiss tax resident company, will be required to withhold at such rate and remit on a net basis any payments made to a holder of Weatherford shares and pay such withheld amounts to the Swiss federal tax authorities. Please see “—Refund of Swiss Withholding Tax on Dividends and Other Distributions.”

Exemption from Swiss Withholding Tax on Distributions to Shareholders

Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Also exempt from Swiss withholding tax are distributions to shareholders that are made out of qualifying capital contribution reserves (Kapitaleinlagereserven) according to the relevant Swiss tax laws (often called “qualifying additional paid-in capital”).

Repurchases of Shares

Based on the present Swiss tax laws, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to (i) the par value of the shares repurchased, and (ii) qualifying capital contribution reserves according to the applicable Swiss tax laws, will not be subject to the Swiss withholding tax.

Weatherford is required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of Weatherford shares and pay the withholding tax to the Swiss federal tax authorities.

With respect to the refund of Swiss withholding tax from the repurchase of shares, see “—Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.

The repurchase of shares for purposes other than capital reduction, such as to retain shares as treasury shares, will generally not be subject to Swiss withholding tax provided that a certain maximum percentage threshold for treasury shares (typically 10%) is observed and that the treasury shares are re-sold or used within certain time limits as foreseen by the applicable Swiss tax laws.

Refund of Swiss Withholding Tax on Dividends and Other Distributions

Non-Swiss Holders:    If the shareholder that receives a distribution from Weatherford is not a Swiss tax resident, does not hold the Weatherford shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. The procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

U.S. Holders:    The Swiss-U.S. tax treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion exceeding 15% (leading to a refund of 20%) or a 100% refund in the case of qualified pension funds. For sake of completeness, it shall be mentioned that a 5% treaty rate would apply for a U.S. corporate shareholder holding a qualifying investment of at least 10% in Weatherford.

As a general rule, the refund will be granted under the treaty if the U.S. resident can show evidence of:

•	beneficial ownership;

•	U.S. residency; and

•	meeting the U.S.-Swiss tax treaty’s limitation on benefits requirements.

The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

Swiss Stamp Duties

Stamp Duties in Relation to the Transfer of Weatherford Shares.    The purchase or sale of Weatherford shares may be subject to Swiss federal stamp taxes irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate would be 0.15% for each of the two parties to a transaction provided that no (partial) exemption applies and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH PURCHASER.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the over-allotment option described below) if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $         per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price not to exceed $         per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement to purchase up to $         additional aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell or contract to sell, or otherwise dispose of directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us, or dispose of or hedge any ordinary shares of Weatherford or any securities convertible into or exchangeable for ordinary shares of Weatherford. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

We will apply to list the notes on the NYSE as promptly as practicable following the offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Paid by Weatherford
	No Exercise		Full exercise
Per note		%		%

We estimate that our total expenses for this offering will be $        .

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	“Covered” short sales are sales of notes in an amount up to the number of notes represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of notes in an amount in excess of the number of notes represented by the underwriters’ over-allotment option.

•

Covering transactions involve purchases of notes either pursuant to the underwriters’ over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase notes in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase notes in the open market after the distribution has been completed or must exercise their over-allotment option. In determining the source of notes to close the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes by exercising their over-allotment option.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with this offering, the underwriters (or their affiliates) may, for their own accounts, enter into asset swaps, credit derivatives or other derivative transactions relating to the notes and/or the ordinary shares issuable upon conversion of the notes at the same time as the offer and sale of the notes or in secondary market transactions. Such transactions may be entered into with our affiliates. As a result of such transactions, the underwriters may hold long or short positions in such notes or derivatives or in the ordinary shares issuable upon conversion of the notes. These transactions may comprise a substantial portion of the offering and no disclosure will be made of any such positions. In addition, the underwriters (or their affiliates) may have purchased notes and been allocated the notes for asset management and/or proprietary purposes and not with a view to distribution.

Conflicts of Interest

Affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are lenders under Weatherford’s revolving credit facility. To the extent we use proceeds from this offering to repay indebtedness under our revolving credit facility, such affiliates may receive proceeds from this offering.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under Weatherford’s revolving credit facility and other credit facilities. In addition, affiliates of certain of the underwriters may hold notes under our commercial paper program. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

•	Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.

32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the notes being offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Latham & Watkins LLP. Certain matters of Irish law relating to the notes will be passed upon by Matheson and certain matters of Bermuda law relating to the notes will be passed upon by Conyers Dill & Pearman Limited. Certain legal matters will be passed on for the underwriters by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters of Bermuda law relating to the notes will be passed upon by Appleby (Bermuda) Limited and certain legal matters of Irish law relating to the notes will be passed upon by A&L Goodbody.

EXPERTS

The consolidated financial statements and schedule of Weatherford International plc as of December 31, 2014 and December 31, 2013, and for each of the years in the two-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Weatherford International Ltd. as of December 31, 2012, and for the year ended December 31, 2012, included in Weatherford International Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2012 appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Weatherford’s ordinary shares are listed on the NYSE under the symbol “WFT.” Our reports and other information filed with the SEC can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our Internet website at www.weatherford.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. Except to the extent that therein information is deemed furnished and not filed pursuant to securities laws and regulations, this prospectus supplement incorporates by reference the documents set forth below that we previously filed with the SEC. You should not assume that the information in this prospectus supplement is current as of the date other than the date on the cover page of this prospectus supplement. These documents contain important information about us. Information that we file later with the SEC will automatically update and supersede this information.

•	The description of Weatherford’s ordinary shares contained in Weatherford’s Current Report on Form 8-K12B, as filed with the SEC on June 17, 2014;

•	Weatherford’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 18, 2015;

•	Weatherford’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 as filed with the SEC on April 24, 2015 and July 24, 2015, respectively; and

•

Weatherford’s Current Reports on Form 8-K as filed with the SEC on January 6, 2015, January 28, 2015, February 5, 2015, April 23, 2015, May 4, 2015, June 16, 2015, July 1, 2015 and August 4, 2015 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

You may request a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Weatherford International plc

Attention: Investor Relations

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

PROSPECTUS

Weatherford International plc

(an Irish public limited company)

Ordinary Shares

Guarantees of Debt Securities

Weatherford International Ltd. (a Bermuda exempted company ) Debt Securities Guarantees of Debt Securities	Weatherford International, LLC (a Delaware limited liability company) Debt Securities Guarantees of Debt Securities

Weatherford International plc, a public limited company organized under the laws of Ireland (“Weatherford Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), may offer the above listed securities, or any combination thereof, and sell from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. Weatherford Ireland, Weatherford Bermuda and Weatherford Delaware may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to consummate sales of securities of Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware, unless it is accompanied by a prospectus supplement.

The ordinary shares of Weatherford Ireland are traded under the symbol “WFT” on the New York Stock Exchange.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” on page 3 and “Risk Factors” on page 4 herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” under the U.S. Securities Act of 1933, as amended, which we refer to as the “Securities Act,” using a “shelf” registration process. Under this shelf registration process, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may, over time, offer and sell an indeterminate amount of the securities described in this prospectus in one or more offerings. This prospectus describes some of the general terms that may apply to the securities that Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may offer and the general manner in which the securities may be offered. Each time Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware offer securities, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware will provide one or more prospectus supplements that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement, any related free writing prospectus and any document incorporated by reference is accurate as of any date other than the dates of those documents. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Unless the context requires otherwise or unless otherwise noted, as used in this prospectus or any prospectus supplement:

•	“Weatherford Ireland” refers to Weatherford International plc, an Irish public limited company.

•	“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Ireland.

•	“Weatherford Delaware” refers to Weatherford International, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford Ireland.

•	“We,” “us” or “our” refers to Weatherford Ireland and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware) on a consolidated basis.

Consent under the Exchange Control Act of 1972 (and its related regulations) has been granted by the Bermuda Monetary Authority for the issue and transfer of securities of Bermuda companies (other than equity securities) to and between non-residents of Bermuda for exchange control purposes. In granting such consent, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any accompanying prospectus supplement.

ABOUT US

We are one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world.

Weatherford Ireland is incorporated in Ireland and is the ultimate parent company of the Weatherford group. Each of Weatherford Bermuda and Weatherford Delaware is an indirect, wholly owned subsidiary of Weatherford Ireland. Weatherford Ireland currently conducts all of its operations through its subsidiaries, including Weatherford Bermuda and Weatherford Delaware.

Our principal executive offices are located at Bahnhofstrasse 1, 6340 Baar, Switzerland and our telephone number at that location is +41.22.816.1500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.weatherford.com. Information on our website is not incorporated by reference in this prospectus. You may also access, read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, our SEC filings may be read and copied at the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Weatherford Switzerland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on February 25, 2014;

•	Weatherford Switzerland’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on April 16, 2014;

•	Weatherford Switzerland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on April 29, 2014;

•	Weatherford Switzerland’s Current Reports on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) filed with the SEC on February 3, 2014, February 25, 2014, March 4, 2014, April 2, 2014, April 10, 2014, April 24, 2014 and June 17, 2014;

•	Weatherford Ireland’s Current Report on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto), as filed with the SEC on June 17, 2014; and

•	The description of Weatherford Ireland’s Ordinary Shares contained in Item 8.01 of Weatherford Ireland’s Current Report on Form 8-K, as filed with the SEC on June 17, 2014.

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto), shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at our U.S. Investor Relations Department at the following address or calling the following number:

Weatherford International Ltd.

Attention: Investor Relations

2000 St. James Place

Houston, Texas 77056

(713)  836-4000

FORWARD-LOOKING STATEMENTS

This prospectus includes, and any accompanying prospectus supplement may include, various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “Forward-Looking Statements” as defined in the Securities Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required under federal securities laws. The following sets forth various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and the following:

•	global political, economic and market conditions, political disturbances, war, or terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	our inability to realize expected revenues and profitability levels from current and future contracts;

•	our ability to manage our workforce, supply chain and business processes, information technology systems, and technological innovation and commercialization;

•	increases in the prices and availability of our raw materials;

•	nonrealization of expected reductions in our effective tax rate;

•	nonrealization of expected benefits from our acquisitions or business dispositions;

•	downturns in our industry which could affect the carrying value of our goodwill;

•	member country quota compliance within Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to environmental and tax and accounting laws, rules and regulations; and

•	limited access to capital or significantly higher cost of capital related to liquidity or uncertainty in the domestic or international financial markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, which is incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. We will not receive any of the proceeds from the sale of our securities by selling securityholders offered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended		Years Ended
	March 31, 2014		2013		2012		2011	2010	2009
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	2.30x	1.34x	1.51x

(1)	For the three months ended March 31, 2014 and for the years ended December 31, 2013 and 2012, earnings before fixed charges were inadequate to cover fixed charges by $7 million, $211 million and $349 million, respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the ordinary shares, debt securities and guarantees that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon for us by Baker & McKenzie LLP. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited. Certain Irish legal matters in connection with the securities will be passed upon for us by our special Irish counsel, Matheson. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Weatherford Switzerland as of December 31, 2013, and for the year ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Weatherford International Switzerland as of December 31, 2012, and for each of the two years in the period then ended, included in Weatherford Switzerland’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2012 appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Interests of Named Experts and Counsel

Certain Bermuda legal matters in connection with the debt securities or guarantees that Weatherford Bermuda may issue under a prospectus supplement will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman Limited. An employee of that firm’s affiliated company, Codan Services Limited, is Weatherford Bermuda’s secretary.

Weatherford International Ltd.

$

% Mandatory Exchangeable Subordinated Notes due 2018

Guaranteed on an unsecured basis by Weatherford International plc

Exchangeable for ordinary shares of Weatherford International plc

PRELIMINARY PROSPECTUS SUPPLEMENT

SEPTEMBER             , 2015

Citigroup	Wells Fargo Securities